EXECUTION VERSION

TELEDYNE TECHNOLOGIES INCORPORATED

$25,000,000 2.81% Senior Notes, Series A,
due November 5, 2020

$100,000,000 3.28% Senior Notes, Series B,
due November 5, 2022

________________
NOTE PURCHASE AGREEMENT
________________
DATED AS OF AUGUST 27, 2015

3609054

TABLE OF CONTENTS
SECTION	HEADING

SECTION 1. AUTHORIZATION OF NOTES

Section 1.1. Description of Notes
Section 1.2. Interest Rate

SECTION 2. SALE AND PURCHASE OF NOTES

Section 2.1. Notes
Section 2.2. Subsidiary Guaranty

SECTION 3. CLOSING

SECTION 4. CONDITIONS TO CLOSING

Section 4.1. Representations and Warranties
Section 4.2. Performance; No Default
Section 4.3. Compliance Certificates
Section 4.4. Opinions of Counsel
Section 4.5. Purchase Permitted By Applicable Law, Etc
Section 4.6. Execution of Agreement; Sale of Other Notes
Section 4.7. Payment of Special Counsel Fees
Section 4.8. Private Placement Number
Section 4.9. Changes in Corporate Structure
Section 4.10. Subsidiary Guaranty
Section 4.11. Funding Instructions
Section 4.12. September 30, 2015
Section 4.13. Proceedings and Documents

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 5.1. Organization; Power and Authority
Section 5.2. Authorization, Etc
Section 5.3. Disclosure
Section 5.4. Organization and Ownership of Shares of Subsidiaries
Section 5.5. Financial Statements; Material Liabilities
Section 5.6. Compliance with Laws, Other Instruments, Etc
Section 5.7. Governmental Authorizations, Etc
Section 5.8. Litigation; Observance of Agreements, Statutes and Orders
Section 5.9. Taxes
Section 5.10. Title to Property; Leases
Section 5.11. Licenses, Permits, Etc

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Section 5.12. Compliance with ERISA
Section 5.13. Private Offering by the Company
Section 5.14. Use of Proceeds; Margin Regulations
Section 5.15. Existing Indebtedness; Future Liens
Section 5.16. Foreign Assets Control Regulations, Etc
Section 5.17. Status under Certain Statutes
Section 5.18. Environmental Matters
Section 5.19. Notes Rank Pari Passu

SECTION 6. REPRESENTATIONS OF THE PURCHASERS

Section 6.1. Purchase for Investment
Section 6.2. Accredited Investor
Section 6.3. Source of Funds

SECTION 7. INFORMATION AS TO COMPANY

Section 7.1. Financial and Business Information
Section 7.2. Officer’s Certificate
Section 7.3. Visitation

SECTION 8. PAYMENT OF THE NOTES

Section 8.1. Maturity
Section 8.2. Optional Prepayments with Make-Whole Amount
Section 8.3. Allocation of Partial Prepayments
Section 8.4. Maturity; Surrender, Etc.
Section 8.5. Purchase of Notes
Section 8.6. Make‑Whole Amount for the Notes
Section 8.7. Prepayment in Connection with a Change in Control
Section 8.8. Prepayment in Connection with Asset Sales

SECTION 9. AFFIRMATIVE COVENANTS

Section 9.1. Compliance with Law
Section 9.2. Insurance
Section 9.3. Maintenance of Properties
Section 9.4. Payment of Taxes and Claims
Section 9.5. Corporate Existence, Etc
Section 9.6. Notes to Rank Pari Passu
Section 9.7. Additional Subsidiary Guarantors
Section 9.8. Books and Records

SECTION 10. NEGATIVE COVENANTS

Section 10.1. Consolidated Leverage Ratio

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Section 10.2. Interest Coverage Ratio
Section 10.3. Priority Debt
Section 10.4. Limitation on Liens
Section 10.5. Sales of Assets
Section 10.6. Merger and Consolidation
Section 10.7. Transactions with Affiliates
Section 10.8. Terrorism Sanctions Regulations

SECTION 11. EVENTS OF DEFAULT

SECTION 12. REMEDIES ON DEFAULT, ETC

Section 12.1. Acceleration
Section 12.2. Other Remedies
Section 12.3. Rescission
Section 12.4. No Waivers or Election of Remedies, Expenses, Etc

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

Section 13.1. Registration of Notes
Section 13.2. Transfer and Exchange of Notes
Section 13.3. Replacement of Notes

SECTION 14. PAYMENTS ON NOTES

Section 14.1. Place of Payment
Section 14.2. Home Office Payment

SECTION 15. EXPENSES, ETC

Section 15.1. Transaction Expenses
Section 15.2. Survival

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

SECTION 17. AMENDMENT AND WAIVER

Section 17.1. Requirements
Section 17.2. Solicitation of Holders of Notes
Section 17.3. Binding Effect, Etc
Section 17.4. Notes Held by Company, Etc

SECTION 18. NOTICES

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SECTION 19. REPRODUCTION OF DOCUMENTS

SECTION 20. CONFIDENTIAL INFORMATION

SECTION 21. SUBSTITUTION OF PURCHASER

SECTION 22. MISCELLANEOUS

Section 22.1. Successors and Assigns
Section 22.2. Payments Due on Non-Business Days
Section 22.3. Accounting Terms
Section 22.4. Severability
Section 22.5. Construction
Section 22.6. Counterparts
Section 22.7. Governing Law
Section 22.8. Jurisdiction and Process; Waiver of Jury Trial

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SCHEDULE A    —    INFORMATION RELATING TO PURCHASERS

SCHEDULE B    —    DEFINED TERMS

SCHEDULE 4.9    —    Changes in Corporate Structure

SCHEDULE 5.3    —    Disclosure Materials

SCHEDULE 5.4	— Subsidiaries of the Company, Ownership of Subsidiary Stock

SCHEDULE 5.15    —    Existing Indebtedness

SCHEDULE 10.4    —    Existing Liens

EXHIBIT 1(a)	— Form of 2.81% Senior Notes, Series A, due November 5, 2020

EXHIBIT 1(b)	— Form of 3.28% Senior Notes, Series B, due November 5, 2022

EXHIBIT 2.2    —    Form of Subsidiary Guaranty

EXHIBIT 4.4(a)    —    Form of Opinion of General Counsel to the Company

EXHIBIT 4.4(b)    —    Form of Opinion of Special Counsel to the Purchasers

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TELEDYNE TECHNOLOGIES INCORPORATED
1049 CAMINO DOS RIOS
THOUSAND OAKS, CA 91360

$25,000,000 2.81% Senior Notes, Series A,
due November 5, 2020

$100,000,000 3.28% Senior Notes, Series B,
due November 5, 2022

Dated as of
August 27, 2015
TO THE PURCHASERS LISTED IN
THE ATTACHED SCHEDULE A:
Ladies and Gentlemen:
TELEDYNE TECHNOLOGIES INCORPORATED, a Delaware corporation (the “Company”), agrees with the Purchasers listed in the attached Schedule A (the “Purchasers”) to this Note Purchase Agreement (this “Agreement”) as follows:

SECTION 1.	AUTHORIZATION OF NOTES.
Section 1.1.    Description of Notes. The Company will authorize the issue and sale of the following Senior Notes:

Issue	Series	Aggregate Principal Amount	Interest Rate	Maturity Date
Senior Notes	Series A (the “Series A Notes”)	$25,000,000	2.81%	November 5, 2020
Senior Notes	Series B (the “Series B Notes”)	$100,000,000	3.28%	November 5, 2022
The Senior Notes described above are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of this

Agreement). The Series A Notes and Series B Notes shall be substantially in the form set out in Exhibit 1(a) and Exhibit 1(b), respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.
Section 1.2.    Interest Rate. The Notes shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal thereof from the date of issuance at their respective stated rates of interest as may be adjusted pursuant to the terms of this Agreement, payable semi‑annually in arrears (a) with respect to the respective stated rates of interest, payable on the 15th day of December and June in each year and at maturity and (b) with respect to the Interest Rate Adjustment (if any), on the 15th day of December and June next succeeding the Company’s election to apply the Elevated Ratio and at maturity, in each case, commencing on June 15, 2016, until such principal sum shall have become due and payable (whether at maturity, upon notice of prepayment or otherwise) and interest (so computed) on any overdue principal, interest or Make-Whole Amount from the due date thereof (whether by acceleration or otherwise) and, during the continuance of an Event of Default, on the unpaid balance thereof, at the applicable Default Rate until paid.

SECTION 2.	SALE AND PURCHASE OF NOTES; SUBSIDIARY GUARANTY .
Section 2.1.     Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, the Notes in the principal amount of the Series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.
Section 2.2.    Subsidiary Guaranty. (a) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Guaranty Agreement dated as of the Closing Date, which shall be substantially in the form of Exhibit 2.2 attached hereto, and otherwise in accordance with the provisions of Section 9.7 hereof (the “Subsidiary Guaranty”).
(b)    Subject to Section 9.7, at the election of the Company and by written notice by the Company to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under the Subsidiary Guaranty Agreement and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders or any other Person, provided that (i) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty) as an obligor and guarantor under and in respect of the Bank Credit Agreement and the Company so certifies to the holders of the Notes in a certificate of a Responsible Officer, (ii) upon giving effect to such release and discharge, no Default or Event of Default exists and the Company has delivered a certificate of a Responsible Officer to the holders of the Notes to that effect and (iii) if any fee or other form of consideration is given to any holder of Indebtedness of the Company for the purpose of such release, holders of the Notes shall receive equivalent consideration.

SECTION 3.	CLOSING.
The execution and delivery of this Agreement will be made at the offices of Chapman and Cutler LLP, 595 Market Street, San Francisco, California 94105 on August 27, 2015 (the “Execution Date”).
The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 595 Market Street, San Francisco, California 94105 at 10:00 a.m. Central time, at a closing (the “Closing”) on November 5, 2015, or on such other Business Day prior to November 5, 2015 as may be agreed upon by the Company and the Purchasers. On the Closing Date, the Company will deliver to each Purchaser the Notes of the Series to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $250,000 as such Purchaser may request) dated the date of the Closing Date and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to Account Number 058-6988, at The Bank of New York Mellon, Pittsburgh, Pennsylvania, ABA Number 043-000-261, in the Account Name of “Teledyne Technologies Incorporated.” If, on the Closing Date, the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.	CONDITIONS TO CLOSING.
Each Purchaser’s obligation to execute and deliver this Agreement on the Execution Date and to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on the Execution Date and/or at the Closing, as the case may be, of the following conditions:
Section 4.1.    Representations and Warranties.
(a)    Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct when made and on (1) the Execution Date and (2) at the time of the Closing (except in each case for representations and warranties, if any, (y) made as of a specific date, which representations and warranties will be true and correct as of the specific date or (z) which are not qualified by the inclusion of a materiality standard, which representations and warranties shall be true and correct in all material respects at the time of Closing).
(b)    Representations and Warranties of the Subsidiary Guarantors. The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct when made and at the time of the Closing.
Section 4.2.    Performance; No Default. The Company and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by the Company and each such Subsidiary Guaranty prior to or on the Execution Date and at the time of the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), (i) no Default or Event of Default shall have occurred and be continuing, (ii) with respect to the Closing, no Default under Sections 10.1 or 10.2 shall have occurred had such covenants been effective as of September 30, 2015 and the Notes had been issued and the proceeds of the Notes applied as of such date as contemplated by Section 5.14 and (iii) with respect to the Closing, Priority Indebtedness outstanding as of the time of Closing is less than 20% of Consolidated Net Worth as of September 30, 2015. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.5 and 10.6 hereof had such Sections applied since such date.
Section 4.3.    Compliance Certificates.
(a)    Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the Execution Date and the date of the Closing, as the case may be, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
(b)    Secretary’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the Execution Date and the date of the Closing, as the case may be, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreement.

(c)    Officer’s Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of an authorized officer, dated the date of the Closing, certifying that the conditions set forth in Section 4.1(b), 4.2 and 4.9 have been fulfilled.
(d)    Secretary’s Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate, dated the date of the Closing, certifying as to the resolutions attached thereto and other partnership or corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the Closing Date (a) from Melanie S. Cibik, Senior Vice President, General Counsel and Secretary of the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.    Execution of Agreement; Sale of Other Notes.
(a)    Execution of Agreement. Each of the Purchasers shall have executed and delivered this Agreement on the Execution Date.
(b)    Sale of Other Notes.    Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7.    Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Execution Date and the date of the Closing the reasonable fees, reasonable charges and reasonable disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Execution Date and Closing, as the case may be.
Section 4.8.    Private Placement Number. On or before the date of the Closing, a Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of the Notes.
Section 4.9.    Changes in Corporate Structure. Neither the Company nor any Subsidiary Guarantor shall have changed its jurisdiction of organization or, except as reflected in Schedule 4.9, been a party to any merger or consolidation, or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5 except any such event occurring after the Execution Date and as permitted by Sections 10.5 and 10.6 hereof. No Change of Control has occurred since June 28, 2015.
Section 4.10.    Subsidiary Guaranty. On or before the date of Closing, the Subsidiary Guaranty shall have been duly authorized, executed and delivered by each Subsidiary Guarantor, shall constitute the legal, valid and binding contract and agreement of each Subsidiary Guarantor and such Purchaser shall have received a true, correct and complete copy thereof.
Section 4.11.    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.
Section 4.12.    September 27, 2015 Financials. Not later than five Business Days prior to the Closing, the Company shall have delivered to the Purchasers copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries for the fiscal quarter ended September 27, 2015 and the related statements of income and cash flows of the Company and its Subsidiaries.
Section 4.13.    Proceedings and Documents. All corporate and other similar proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY    .
The Company represents and warrants to each Purchaser on (1) the Execution Date and (2) the Closing Date (except in each case for representations and warranties, if any, (y) made as of a specific date, which representations and warranties will be true and correct as of the specific date or (z) which are not qualified by the inclusion of a materiality standard, which representations and warranties shall be true and correct in all material respects on the Closing Date) that:
Section 5.1.    Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.
Section 5.2.    Authorization, Etc. This Agreement and the Notes to be issued pursuant to the terms hereof have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each such Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure. The Company, through its agent, Mitsubishi UFJ Securities (USA), Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated August 4, 2015 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes as of its date, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3 and the financial statements listed in Section 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements in each case, delivered to the Purchasers prior to August 6, 2015 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 28, 2014, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary, except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock or similar equity interests outstanding owned by the Company and each other Subsidiary and (ii) of the Company’s directors and senior officers.
(b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company, its Material Subsidiaries and the Subsidiary Guarantors have been validly issued, are fully paid and nonassessable and are owned by the Company, a Material Subsidiary or a Subsidiary Guarantor free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).
(c)    Each Material Subsidiary and Subsidiary Guarantor identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Material Subsidiary and Subsidiary Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except for such power or authority as to which the failure to have would not have a Material Adverse Effect.
(d)    Neither any Material Subsidiary nor any Subsidiary Guarantor is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Material Subsidiary or such Subsidiary Guarantor to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Material Subsidiary or such Subsidiary Guarantor.
Section 5.5.    Financial Statements; Material Liabilities. Prior to the Execution Date, the Company has delivered to each Purchaser copies of the audited consolidated balance sheets of the Company as of December 28, 2014, December 29, 2013 and December 30, 2012, and the related consolidated statements of income, stockholders’ equity and cash flows for the fiscal years ended as of December 28, 2014, December 29, 2013 and December 30, 2012, and the unaudited condensed consolidated balance sheet of the Company and its Subsidiaries for the fiscal quarter ended June 28, 2015 and the related condensed consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarter. All of said financial statements and the financial statements delivered pursuant to Section 4.12 hereof (including in each case the related schedules and notes) fairly present, and with respect to the financial statements delivered pursuant to Section 4.12, will fairly present, in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). Except for liabilities incurred in the ordinary course of business since June 28, 2015, the Company, its Material Subsidiaries and the Subsidiary Guarantors do not have any Material liabilities that, as of the Execution Date, are not disclosed on the June 28, 2015 financial statements and required to be so disclosed, or otherwise disclosed in the Disclosure Documents.
Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Material Subsidiary under, (i) any indenture, mortgage, deed of trust, loan or credit agreement with a financial institution, (ii) corporate charter or by-laws (or similar organizational documents), or (iii) any other agreement or instrument to which the Company or any Material Subsidiary is bound or by which the Company or any Material Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Material Subsidiary, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, except in the case of clause (a)(iii), (b) or (c) above, such instances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes other than the filing of Form 8-K with the SEC.
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Material Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended January 2, 2011.
Section 5.10.    Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date

(except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc.
(a)    The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for such conflicts that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)    To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person except for such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(c)    To the best knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries except for such violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 5.12.    Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 436 or 430 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s plan year ended December 31, 2014, on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recently delivered actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $20,000,000 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
(c)    The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
(d)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)‑(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(d) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.3 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.
Section 5.13.    Private Offering by the Company. Neither the Company nor Mitsubishi UFJ Securities (USA), Inc., the only entities authorized to act on the Company’s behalf, has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than fourteen other Institutional Investors, each of which has been offered the Notes in connection with a private sale for investment. Neither of the Company nor Mitsubishi UFJ Securities (USA), Inc., the only entities authorized to act on the Company’s behalf, has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations. The proceeds of the sale of the Notes will be used to refinance existing Indebtedness and for general corporate purposes, including acquisitions. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock in violation of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of June 28, 2015 in an aggregate outstanding amount of at least $10,000,000 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date (i) to the Execution Date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Indebtedness of the Company or its Subsidiaries and (ii) to the Closing Date, there has there has been no change in the amounts, interest rates, sinking funds, installment payments or maturities of such Indebtedness of the Company or its Subsidiaries which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary in an aggregate outstanding amount of at least $5,000,000 and no event or condition exists with respect to such Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment
(b)    Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.
(c)    Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.
Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to material sanctions under or engaged in any activity that constitutes a violation of other United States economic sanctions that has resulted in or is reasonably likely to result in material penalties, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified in writing that its name appears or may in the future appear on a list complied by any state of the United States of America of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.
(b)    No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.
(c)    Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist‑related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti‑Money Laundering Laws”) or any material U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible material violation of Anti‑Money Laundering Laws or any U.S. Economic Sanctions violations that have resulted in or are reasonably likely to result in material penalties, (iii) has been assessed material civil penalties under any Anti‑Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti‑Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance in all material respects with all applicable current and, to the best of its knowledge, future Anti‑Money Laundering Laws and U.S. Economic Sanctions.
(d)    (1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti‑corruption related activity under any applicable law or regulation in a U.S. or any non‑U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti‑Corruption Laws”), (ii) to the Company’s actual knowledge, is under investigation by any U.S. or non‑U.S. Governmental Authority for possible violation of Anti‑Corruption Laws that has resulted in or is reasonably likely to result in material penalties, (iii) has been assessed material civil or criminal penalties under any Anti‑Corruption Laws or (iv) has been or, to the Company’s actual knowledge, is the target of sanctions imposed by the United Nations or the European Union that have resulted in or are reasonably likely to result in material penalties;
(2)    To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation; and
(3)    No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti‑Corruption Laws.
Section 5.17.    Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended or the Public Utility Holding Company Act of 2005, as amended.
Section 5.18.    Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them, or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as is adequately reserved for in the Company’s June 28, 2015 financial statements or that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)    Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as is adequately reserved for in the Company’s June 28, 2015 financial statements or that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(c)    Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner contrary to any Environmental Laws and (ii) has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, except in each such case for such storage and disposal that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 5.19.    Notes Rank Pari Passu. Except as otherwise required by law, the obligations of the Company under this Agreement and the Notes rank pari passu in right of payment with all other senior unsecured Indebtedness (actual or contingent) of the Company, including, without limitation, all senior unsecured Indebtedness of the Company described in Schedule 5.15 hereto.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS .
Section 6.1.    Purchase for Investment. Each Purchaser severally represents, as of the Execution Date and as of the Closing, that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or such pension or trust funds’ property shall at all times be within such Purchaser’s or such pension or trust funds’ control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes, and that the Company has no obligation to so register the Notes.
Section 6.2.    Accredited Investor. Each Purchaser represents, as of the Execution Date and as of the Closing, that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser further represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes.

Section 6.3.    Source of Funds    . Each Purchaser severally represents, as of the Execution Date and as of the Closing, that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c)

and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in the Company and no person controlling or controlled by the QPAM (applying the definition of “control” in Section VI(e) of the QPAM Exemption) owns a 20% or more interest in the Company (or less than 20% but greater than 10%, if such person exercises control over the management or policies of the Company by reason of its ownership interest) and (i) the identity of such QPAM and (ii) the names of each employee benefit plan having assets invested in such investment fund that equal or exceed 10% of the total of such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.	INFORMATION AS TO COMPANY.
Section 7.1.    Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor (and prior to the Closing Date, to each Purchaser):
(a)    Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year),

(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
(ii)    consolidated statements of income and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that filing with the SEC within the time period specified above the Company’s Quarterly Report on Form 10‑Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a); provided, further, that the Company shall be deemed to have made such delivery of such Form 10 Q if it shall (1) have timely made such Form 10 Q available on “EDGAR” and under the investor relations tab on its home page on the worldwide web (at the date of this Agreement located at: http//www.teledyne.com) and (2) the Company shall have notified each holder (by telecopier or electronic mail) of the posting of such Form 10 Q (such availability and notice thereof being referred to as “Electronic Delivery”);
(b)    Annual Statements — within 105 days after the end of each fiscal year of the Company,
(i)    a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and
(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that filing with the SEC within the time period specified above of the Company’s Annual Report on Form 10‑K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a‑3 under the Exchange Act) prepared in accordance with the requirements therefor shall be deemed to satisfy the requirements of this Section 7.1(b); provided, further, that the Company shall be deemed to have made such delivery of such Form 10 K if it shall have timely made Electronic Delivery thereof.
(c)    SEC and Other Reports — except for filings referred to in Section 7.1(a) and (b) above, promptly upon their becoming available and, to the extent applicable, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or, to the extent such information is Material, to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material, provided that the Company shall be deemed to have satisfied its delivery obligation under clause (ii) hereof of such regular and periodic reports, registration statements, prospectuses and any amendments if the Company shall have timely made Electronic Delivery thereof; provided further, that in the event such information is not Material, the Company need not comply with clause (2) of the definition of Electronic Delivery;
(d)    Notice of Default or Event of Default — promptly, and in any event within ten days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(e)    ERISA Matters — promptly, and in any event within five days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
(i)    with respect to any Plan, any reportable event, as defined in

Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;
(f)    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and
(g)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes or such information regarding the Company required to satisfy the requirements of 17 C.F.R. §230.144A, as amended from time to time, in connection with any contemplated transfer of the Notes.
Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

(a)    Covenant Compliance — the information (including detailed calculations and reconciliations to GAAP if Agreement Accounting Principles differ from GAAP at the time such compliance certificate is delivered) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.5 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence) and, in the case of Section 10.1, whether and to what extent and degree the Consolidated Leverage Ratio exceeded 3.25 to 1.00 at the end of the applicable fiscal quarter to which such compliance certificate relates and, as applicable, when the related Interest Rate Adjustment Period begins, the amount of interest payable on the Notes constituting the Interest Rate Adjustment and the date on which such amount of interest is payable or was paid; and
(b)    Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
Section 7.3.    Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:
(a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, and in any case not more than once in any fiscal year, to visit during normal business hours the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld, and not more than once in any fiscal year) to visit during normal business hours the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as may be reasonably requested in writing; and

(b)    Default — if a Default or Event of Default then exists, at the expense of the Company, upon reasonable prior notice, to visit and inspect during normal business hours any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.
(c)    Notwithstanding anything in Section 7.3, neither the Company nor any Subsidiary shall be required to disclose (i) any agreement, technical information or any other item which disclosure is prohibited by law, (ii) any agreement or technical information that is subject to a confidentiality obligation binding upon the Company or such Subsidiary (but provided further that the Company or such Subsidiary, as the case may be, shall, at the request of the Purchaser, use commercially reasonable efforts to obtain permission for such disclosure and, in the event permission cannot be obtained, furnish such information regarding the matters to which such information relates as can reasonably be furnished without violation of such confidentiality obligations) or (iii) any communications protected by attorney-client privilege, the disclosure of which might waive such privilege.

SECTION 8.	PAYMENT OF THE NOTES.
Section 8.1.    Maturity. (a) The entire unpaid principal amount of the Series A Notes shall become due and payable on November 5, 2020.
(b)    The entire unpaid principal amount of the Series B Notes shall become due and payable on November 5, 2022.
Section 8.2.    Optional Prepayments with Make-Whole Amount. (a) Subject to the terms of Section 8.2(b), the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series in an amount not less than 10% of the aggregate principal amount of the Notes of such Series then outstanding in the case of a partial prepayment (or such lesser amount as shall be required to effect a partial prepayment resulting from an offer of prepayment pursuant to Section 10.5), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make‑Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes of each applicable Series written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes of the applicable Series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated respective Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes of the Series to be prepaid a certificate of a Senior Financial Officer specifying the calculation of each such Make‑Whole Amount as of the specified prepayment date.
(b)    Notwithstanding anything contained in Section 8.2(a) to the contrary, if and so long as any Default or Event of Default exists, or any full or partial prepayment is made in contemplation or avoidance of any Default or Event of Default, any full or partial prepayment of the Notes pursuant to the provisions of this Section 8.2 may not be made by the Company by Series but rather shall be made by the Company with respect to all of the Notes (without regard to Series) and, with respect to a partial prepayment, shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof (without regard to Series).
Section 8.3.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes of any Series pursuant to the provisions of Section 8.2, the principal amount of the Notes of the Series to be prepaid shall be allocated among all of the Notes of such Series to be prepaid at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of each partial prepayment made pursuant to the provisions of Section 8.8, the principal amount of the Notes to be prepaid shall be made to such holders who have accepted any offer of prepayment pursuant to the provisions of Section 8.8, and such partial prepayment shall be allocated among the Notes of such holders in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof of the Notes of all holders who have accepted such offer of prepayment.
Section 8.4.    Maturity; Surrender, Etc.     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make‑Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make‑Whole Amount as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.    Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any Series except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to a written offer to purchase any outstanding Notes made by the Company or an Affiliate pro rata to the holders of the Notes of any Series upon the same terms and conditions; provided however, if a Default or Event of Default has occurred and is continuing or would result from any offer to purchase the Notes of any Series, such offer to purchase Notes must be made pursuant to a written offer made by the Company or an Affiliate pro rata to the holders of the Notes of all Series upon the same terms and conditions. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.6.    Make‑Whole Amount for the Notes‑. “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.
In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1. For the avoidance of doubt, the Applicable Interest Rate then in effect shall be used in connection with any computation of the Remaining Scheduled Payments.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.    Prepayment in Connection with a Change in Control.
(a)    Notice of Change in Control. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes of each Series as described in subparagraph (b) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.7.
(b)    Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 20 days and not more than 30 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 20th day after the date of such offer).
(c)    Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least 5 Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.
(d)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment but without any Make-Whole Amount or premium. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.7.
(e)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) that the entire principal amount of each Note is offered to be prepaid; (iv) the interest that would be due on each Note is offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(f)    “Change in Control” Defined. “Change in Control” means the occurrence of the following event or circumstance:
if any Person or Persons acting in concert, together with Affiliates thereof, shall become in the aggregate, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% (by number of shares) of the issued and outstanding Voting Stock of the Company.
Section 8.8.    Prepayment in Connection with Asset Sales. If the Company is required, in accordance with Section 10.5, to offer to prepay the Notes of all Series using the proceeds of a sale of a substantial part of the assets of the Company and its Subsidiaries, the Company will give written notice thereof to each holder of a Note, which notice shall describe such sale in reasonable detail and (a) refer specifically to this Section 8.8, (b) specify the pro rata portion of each Note being so offered to be so prepaid (determined based on the unpaid principal amount of each Note in proportion to the aggregate unpaid principal of all Notes at the time outstanding), (c) specify a date not less than 30 days and not more than 60 days after the date of such notice (the “Asset Sale Prepayment Date”) and specify the Asset Sale Response Date (as defined below) and (d) offer to prepay on the Asset Sale Prepayment Date such pro rata portion of each Note, together with interest accrued thereon to the Asset Sale Prepayment Date. Each holder of a Note shall notify the Company of such holder’s acceptance or rejection of such offer by giving written notice thereof to the Company on a date at least 10 days prior to the Asset Sale Prepayment Date (such date 10 days prior to the Asset Sale Prepayment Date being the “Asset Sale Response Date”), and the Company shall prepay on the Asset Sale Prepayment Date such pro rata portion of each Note held by the holders who have accepted such offer in accordance with this Section 8.8 at a price in respect of each Note held by such holder equal to 100% of the principal amount of such pro rata portion, together with interest accrued thereon to the Asset Sale Prepayment Date but without any Make-Whole Amount or premium; provided, however, that the failure by a holder of any Note to respond to such offer in writing on or before the Asset Sale Response Date shall be deemed to be a rejection of such offer.

SECTION 9.	AFFIRMATIVE COVENANTS.
The Company covenants that so long as any of the Notes are outstanding:
Section 9.1.    Compliance with Law. Without limiting Section 10.8, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.2.    Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms as are customary and in such amounts as are no less than customary, and including deductibles, co‑insurance and self-insurance as are customary, in each instance, in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
Section 9.3.    Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted in all material respects, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.4.    Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary not permitted by Section 10.4, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy, or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate would not reasonably be expected to have a Material Adverse Effect.
Section 9.5.    Corporate Existence, Etc. Subject to Section 10.6, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.
Section 9.6.    Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company (except to the extent such obligation becomes secured pursuant to the ratable Lien provision of Section 10.4) ranking (a) pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and (b) pari passu with all Indebtedness outstanding under the Bank Credit Agreement and all other present and future unsecured Indebtedness (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Company.
Section 9.7.    Additional Subsidiary Guarantors. The Company will cause any Subsidiary which is required by the terms of any Bank Credit Agreement to become a party to, or otherwise guarantee, Indebtedness in respect of such Bank Credit Agreement, to enter into the Subsidiary Guaranty and deliver to each of the holders of the Notes (substantially concurrently with the incurrence of any such obligation pursuant to such Bank Credit Agreement) the following items:
(a)    a joinder agreement in respect of the Subsidiary Guaranty substantially in the form of Exhibit A to the Subsidiary Guaranty;
(b)    a certificate signed by an authorized Responsible Officer of the Company making representations and warranties to the effect of those contained in the Subsidiary Guaranty, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and
(c)    an opinion of counsel (who may be in-house counsel for the Company) addressed to each of the holders of the Notes satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person and enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
Section 9.8.    Books and Records. The Company will maintain proper books of record and account in all material respects in conformity with GAAP. The Company will, and will cause each of its Subsidiaries to, maintain their books of record and account in material conformity with all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

SECTION 10.	NEGATIVE COVENANTS.
The Company covenants that so long as any of the Notes are outstanding:
Section 10.1.    Consolidated Leverage Ratio. The Company will not at any time permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than 3.25 to 1.00; provided, however, that if an Acquisition Event shall have occurred during such fiscal quarter, the Company shall have the right, subject to compliance with the following sentence, to permit the Consolidated Leverage Ratio to exceed 3.25 to 1.00, so long as (a) it does not exceed 3.50 to 1.00 (the “Elevated Ratio”) and (b) it does not exceed 3.25 to 1.00 for more than four (4) consecutive fiscal quarters. If the Company should desire to apply the Elevated Ratio at the end of a particular fiscal quarter as contemplated by the preceding proviso, the Company must (A) pay to each holder of a Note, as additional interest, the Interest Rate Adjustment for such Interest Rate Adjustment Period on the unpaid principal balance of such Note on the earlier to occur of (1) the 15th day of December and June next succeeding the Company’s election to apply the Elevated Ratio or (2) the date the Notes have become due and payable as a result of their maturity or acceleration and (B) deliver to the holders of the Notes a written notice from a Senior Financial Officer of the Company (1) complying with Section 7.2(a) hereof, (2) stating that the Company is applying the Elevated Ratio for such fiscal quarter and (3) certifying that there has been an Acquisition Event during such fiscal quarter.
Section 10.2.    Consolidated Interest Coverage Ratio. The Company will not permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 3.00 to 1.00.
Section 10.3.    Priority Indebtedness. The Company will not, and will not permit any Subsidiary to, incur any Priority Indebtedness at any time unless at the time of the incurrence thereof and after giving effect thereto, the aggregate amount of all Priority Indebtedness would not exceed 20% of Consolidated Net Worth, determined as of the end of the then most recently ended fiscal quarter of the Company.
Section 10.4.    Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the

Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders (it being understood and agreed by all present parties hereto and subsequent holders of the Notes that the Required Holders are hereby authorized to execute and deliver any intercreditor, collateral agency or similar agreements and security documents in connection with the grant of a ratable Lien to secure the Notes in form and substance satisfactory to the Required Holders and that execution thereof by the Required Holders will bind all holders from time to time of the Notes) and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:
(a)    Liens existing on the Execution Date and reflected on Schedule 10.4 hereof;
(b)    Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(c)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;
(d)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(e)    deposits and other customary Liens to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(f)    easements, rights‑of‑way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(g)    Liens securing judgments for the payment of money not constituting an Event of Default hereunder or securing appeal or other surety bonds related to such judgments;
(h)    leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries;
(i)    normal and customary rights of setoff (a) upon deposits of cash in favor of banks or other depository institutions or (b) contained in trade contracts entered into in the ordinary course of business;
(j)    Liens of a collection bank arising under Section 4‑210 of the UCC on items in the course of collection;
(k)    Liens of sellers of goods to the Company and any of its Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;
(l)    Liens granted in favor of any Governmental Authority created pursuant to cost‑type contracts, progress‑billing contracts or advance‑pay contracts with such Governmental Authority to which the Company or any of its Subsidiaries is a party in the materials and products of the Company and its Subsidiaries subject to such contracts or, in the case of advance‑pay contracts only, any advance payments made thereunder to the Company and its Subsidiaries by such Governmental Authority;
(m)    Liens securing Indebtedness of a Subsidiary to the Company or to a Subsidiary;
(n)    Liens incurred after the Execution Date given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Company or a Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof or Liens incurred within 365 days of such acquisition or completion of such construction or improvement, provided that (i) the Lien shall attach solely to the property acquired, purchased, constructed or improved and the proceeds thereof and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon); (ii) at the time of acquisition, construction or improvement of such property (or, in the case of any Lien incurred within three hundred sixty-five (365) days of such acquisition or completion of such construction or improvement, at the time of the incurrence of the Indebtedness secured by such Lien), the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such property, whether or not assumed by the Company or a Subsidiary, shall not exceed the lesser of (y) the cost of such acquisition, construction or improvement or (z) the Fair Market Value of such property (as determined in good faith by one or more officers of the Company or Subsidiary to whom authority to enter into the transaction has been delegated by the board of directors of the Company or the Subsidiary); and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;
(o)    any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property or assets of the Person so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;
(p)    any extensions, renewals or replacements of any Lien permitted by the preceding subparagraphs (a), (m), (n) and (o) of this Section 10.4, provided that (i) no additional property shall be encumbered by such Liens, (ii) the unpaid principal amount of the Indebtedness or other obligations secured thereby shall not be increased on or after the date of any extension, renewal or replacement, and (iii) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;
(q)    licenses or sublicenses granted to third parties so long as such licenses or sublicenses would not, individually or in the aggregate, have a Material Adverse Effect or otherwise interfere in any material respect with the business of the Company or any of its Subsidiaries;

(r)    Liens on insurance proceeds and deposits arising in the ordinary course of business in connection with the financing of insurance premiums and so long as such Liens would not, individually or in the aggregate, have a Material Adverse Effect;
(s)    Liens in favor of a securities intermediary granted in the ordinary course of business on securities in a securities account;
(t)    Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with any Acquisition permitted hereby and so long as such Liens would not, individually or in the aggregate, have a Material Adverse Effect; and
(u)    Liens securing Indebtedness of the Company or any Subsidiary, provided that the incurrence of any such Indebtedness shall be permitted by Section 10.3, and, provided further that, no such Liens may secure any obligations under any Bank Credit Agreement unless effective provision is made whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured as described above and in form and substance reasonably satisfactory to the Required Holders.
Section 10.5.    Sales of Assets. The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Subsidiaries; provided, however, that the Company or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Subsidiaries if such assets are sold in an arms length transaction and, at such time and immediately after giving effect thereto, no Default or Event of Default would exist (it being agreed that, for purposes of determining compliance with Sections 10.1 and 10.2, such transaction shall be treated on a pro forma basis for the relevant period as having been consummated as of the last day of the most recent fiscal quarter for which financial statements have been delivered and, for purposes of determining compliance with Section 10.3, that all Priority Debt will be deemed to have been incurred as of the last day of the most recent fiscal quarter for which financial statements have been delivered) and an amount equal to the net proceeds received from such sale, lease or other disposition (but in the case of clause (b) above, only with respect to that portion of such assets that exceeds the definition of “substantial part” set forth below) shall be used within 365 days of such sale, lease or disposition, in any combination:
(1)    to acquire productive assets used or useful in carrying on the business of the Company and its Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; and/or

(2)    to prepay or retire Senior Indebtedness of the Company and/or its Subsidiaries, provided that, the Company shall, in accordance with Section 8.8, offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note.
As used in this Section 10.5, a sale, lease or other disposition of assets shall be deemed to be a “substantial part” of the assets of the Company and its Subsidiaries, taken as a whole, if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries, taken as a whole, during the period of 12 consecutive months ending on the date of such sale, lease or other disposition, exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “substantial part” any (i) sale or disposition of assets in the ordinary course of business of the Company and its Subsidiaries, (ii) any transfer of assets from the Company to any Subsidiary or from any Subsidiary to the Company or a Subsidiary and (iii) any sale or transfer of property acquired by the Company or any Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition or construction of such property by the Company or any Subsidiary if the Company or a Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.
Section 10.6.    Merger and Consolidation. The Company will not, and will not permit any Subsidiary Guarantor or any of its Material Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person; provided that:
(1)    any Subsidiary Guarantor or Material Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, (i) the Company or a Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation or (ii) any other Person so long as the survivor is a Subsidiary after giving effect to such transaction, or (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.5; and
(2)    the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:
(a)    the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the “Successor Corporation”), shall be a solvent entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;
(b)    if the Company is not the Successor Corporation, such Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Successor Corporation shall have caused to be delivered to each holder of Notes (A) an opinion of nationally recognized independent counsel (or such other counsel as may be reasonably acceptable to the Required Holders), to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and (B) an acknowledgment from each Subsidiary Guarantor that the Subsidiary Guaranty continues in full force and effect; and
(c)    immediately after giving effect to such transaction no Default or Event of Default would exist (it being agreed that, for purposes of determining compliance with Sections 10.1 and 10.2, such transaction shall be treated on a pro forma basis for the relevant period as having been consummated as of the last day of the most recent fiscal quarter for which financial statements have been delivered and, for purposes of determining compliance with Section 10.3, that all Priority Debt will be deemed to have been incurred as of the last day of the most recent fiscal quarter for which financial statements have been delivered).
Section 10.7.    Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and upon fair and reasonable terms that are not materially less favorable to the Company or such Subsidiary, taken as a whole, than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
Section 10.8.    Terrorism Sanctions Regulations. The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or (i) engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction would cause any Purchaser or holder to be in violation of any law or regulation applicable to such Purchaser or holder, or (ii) unless otherwise permitted by applicable law, knowingly engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to (i) knowingly engage, nor shall any Affiliate of either knowingly engage, in any activity that could subject such Person to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions or (ii) engage, nor shall any Affiliate of either engage, in any activity that could subject any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

SECTION 11.	EVENTS OF DEFAULT.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)    the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10; or
(d)    the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein or in the Subsidiary Guaranty (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default or (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
(e)    any Subsidiary Guaranty ceases to be a legally valid, binding and enforceable obligation or contract of a Subsidiary Guarantor (other than upon a release of any Subsidiary Guarantor from a Subsidiary Guaranty in accordance with the terms of Section 2.2(b) hereof or upon the consolidation, merger or transfer of assets of such Subsidiary Guarantor in a transaction permitted by Section 10.5 or 10.6 hereof but subject to the terms of Section 2.2

(b) hereof), or any Subsidiary Guarantor or any party by, through or on account of any such Person, challenges the validity, binding nature or enforceability of any such Subsidiary Guaranty; or
(f)    any representation or warranty made in writing by or on behalf of the Company or Subsidiary Guarantor in this Agreement or any Subsidiary Guaranty or by any officer of the Company or any Subsidiary Guarantor in any writing furnished in connection with the transactions contemplated hereby or by any Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or
(g)    (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $50,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $50,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has, after the giving of required notice, been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $50,000,000; or
(h)    the Company, any Material Subsidiary or any Subsidiary Guarantor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(i)    a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, any of its Material Subsidiaries or any of the

Subsidiary Guarantors, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any of its Material Subsidiaries or any of the Subsidiary Guarantors, or any such petition shall be filed against the Company, any of its Material Subsidiaries or any of the Subsidiary Guarantors and such petition shall not be dismissed within 60 days; or
(j)    a final judgment or judgments at any one time outstanding for the payment of money (a) aggregating in excess of $50,000,000, net of amounts covered by insurance, are rendered against one or more of the Company, its Material Subsidiaries or any Subsidiary Guarantor or (b) aggregating in excess of $50,000,000, net of amounts covered by insurance, are rendered against one or more Subsidiaries which are not Material Subsidiaries or Subsidiary Guarantors and such judgments would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, which judgments, in either case, are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
(k)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $150,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan; provided that any such event or events described in clauses (i) through (v) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.
As used in Section 11(k), the term “employee benefit plan” shall have the meaning assigned to such term in Section 3 of ERISA.

SECTION 12.	REMEDIES ON DEFAULT, ETC.
Section 12.1.    Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(h) or (i) (other than an Event of Default described in clause (i) of Section 11(h) or described in clause (vi) of Section 11(h) by virtue of the fact that such clause encompasses clause (i) of Section 11(h)) has occurred, all the Notes of every Series then outstanding shall automatically become immediately due and payable.
(b)    If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in aggregate principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing with respect to any Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by such holder or holders to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.    Rescission. At any time after the Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 51% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES .
Section 13.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.    Transfer and Exchange of Notes. (a) Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a), Exhibit 1(b), or Exhibit 1(c), as applicable. Each such new Note shall be dated and bear interest (including, without limitation, any additional interest in the form of the Interest Rate Adjustment for any applicable Interest Rate Adjustment Period) from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $250,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $250,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made as of the date of transfer the representations set forth in Section 6, including Section 6.3, provided, that in lieu of such representation in Section 6.3, such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.
(b)    The Notes have not been registered under the Securities Act or under the securities laws of any state and may not be transferred or resold unless registered under the Securities Act and all applicable state securities laws or unless an exemption from the requirement for such registration is available.
(c)    Without limiting the foregoing, each Purchaser and each subsequent holder of any Note severally agrees that it will not, directly or indirectly, resell any Notes purchased by it to a Person which, to such Purchaser’s knowledge, is a Competitor (it being understood that such Purchaser shall advise any broker or intermediary acting on its behalf that such resale to a Competitor is limited hereby). The Company shall not be required to recognize any sale or other transfer of a Note to a Competitor and no such transfer shall confer any rights hereunder upon such transferee.

Section 13.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iv)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver not more than five Business Days following satisfaction of such conditions, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES .
Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make‑Whole Amount and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of U.S. Bancorp Investments, Inc. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 14.2.    Home Office Payment. So long as any Purchaser or such Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount and interest by the method and at the address specified for such purpose for such Purchaser on Schedule A hereto or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or such Purchaser’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note.

SECTION 15.	EXPENSES, ETC.
Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel for the Purchasers and, if reasonably required by the Required Holders, local or other counsel) incurred by each Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders authorized by the Company in connection with the purchase of the Notes (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).
Section 15.2.    Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any such Note or portion thereof or interest therein and the payment of any Note and may be relied upon by any subsequent holder of any such Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of any such Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.
Section 17.1.    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of (y) prior to the Closing Date, the Company and the Purchasers who will be purchasing at least 51% of the Notes to be issued on the Closing Date and (z) from and after the Closing Date, the Company and the Required Holders, except that (i) no amendment or waiver of any of the provisions of (A) Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used in any such Section), and (B) solely with respect to amendments and waivers occurring prior to the Closing Date, Section 10.1, 10.2 or 10.3 hereof, will be effective (1) prior to the Closing Date, as to any Purchaser, unless consented to by such Purchaser in writing and (2) from and after the Closing Date, any holder of Notes unless consented to by such holder of Notes in writing, and (ii) no such amendment or waiver may, without the written consent of (A) prior to the Closing Date, all of the Purchasers and (B) from and after the Closing Date, all of the holders of Notes at the time outstanding affected thereby, (1) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest (if such change results in a decrease in the interest rate) or of the Make-Whole Amount on, the Notes, (2) change the percentage of the principal amount of the Notes the holders or the Purchasers, in each case, of which are required to consent to any such amendment or waiver, or (3) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.
Section 17.2.    Solicitation of Holders of Notes    .
(a)    Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding

Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Subsidiary Guaranty unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.
(c)    Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
Section 17.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.	NOTICES.
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by a recognized overnight delivery service (with charges prepaid) or (c) with respect to any Electronic Delivery provided hereunder, by legible telecopy or electronic mail. Any such notice must be sent:

(i)    if to any Purchaser or its nominee, to such Purchaser or its nominee at the address or, in the case of clause (c) above, the electronic mail address or telecopy number specified for such communications in Schedule A to this Agreement, or at such other address, electronic mail address or telecopy number as such Purchaser or nominee shall have specified to the Company in writing pursuant to this Section 18;
(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing pursuant to this Section 18; or
(iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under clauses (a) and (b) of this Section 18 will be deemed given only when actually received and notices under clause (c) will be deemed given when sent unless the sender receives an “out of office” or “undeliverable” message in response to an attempted electronic mail delivery.

SECTION 19.	REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION.
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure and not obtained from a source known by such Purchaser to be subject to a confidentiality or fiduciary obligation or to have been obtained through unlawful means, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than (i) through disclosure by the Company or any Subsidiary or (ii) from a source known by such Purchaser to be subject to a confidentiality or fiduciary obligation or to have obtained through unlawful means or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser’s Affiliates and its and their respective directors, trustees, officers, employees, agents, and attorneys (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s Notes and the Person to whom such information is disclosed is directed to hold such information confidential in accordance with the terms of this Section 20), (ii) such Purchaser’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any Federal or state regulatory authority having jurisdiction over such Purchaser to the extent required by such authority, (vii) the NAIC or the SVO or, in each case any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, but only to the extent so required, (x) in response to any subpoena or other legal process, but only after reasonable notice to the Company to permit the Company to obtain a protective order (unless such subpoena or process prohibits such notice) and then only to the extent required by such subpoena or process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, the Subsidiary Guaranty and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.	SUBSTITUTION OF PURCHASER.
Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS.
Section 22.1.    Successors and Assigns    . All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 22.2.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
Section 22.3.    Accounting Terms. All accounting terms used herein that are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with Agreement Accounting Principles and (ii) all consolidated financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the financial covenants set out in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards No. 159) or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) shall be disregarded and such determination shall be made by valuing indebtedness at 100% of the outstanding principal amount (except to the extent that such Indebtedness was issued at a discount or premium in which case the value of such indebtedness shall be valued at the 100% of the outstanding principal amount less any unamortized discount or plus any unamortized premium, as the case may be).
Section 22.4.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.5.    Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 22.7.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 22.8.    Jurisdiction and Process; Waiver of Jury Trial    . (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c)    Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

* * * * *

The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.

Very truly yours,

TELEDYNE TECHNOLOGIES INCORPORATED

By /s/ Susan L. Main
Name: Susan L. Main
Title: Senior Vice President and Chief Financial Officer

This Agreement is hereby accepted and agreed to as of the date first written above.
METROPOLITAN LIFE INSURANCE COMPANY
METLIFE INSURANCE COMPANY USA, BY METROPOLITAN LIFE INSURANCE COMPANY, ITS INVESTMENT MANAGER

By /s/ John A. Wills
Name: John A. Wills
Title: Managing Director

This Agreement is hereby accepted and agreed to as of the date first written above.
NEW YORK LIFE INSURANCE COMPANY

By /s/ Jessica L. Maizel
Name: Jessica L. Maizel
Title: Corporate Vice President

This Agreement is hereby accepted and agreed to as of the date first written above.
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
BY NYL INVESTORS LLC, ITS INVESTMENT MANAGER, ITS INVESTMENT MANAGER

By /s/ Jessica L. Maizel
Name: Jessica L. Maizel
Title: Senior Director

This Agreement is hereby accepted and agreed to as of the date first written above.
THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE
BY NEW YORK LIFE INSURANCE COMPANY, ITS ATTORNEY IN FACT

By /s/ Jessica L. Maizel
Name: Jessica L. Maizel
Title: Corporate Vice President

This Agreement is hereby accepted and agreed to as of the date first written above.
THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By /s/ Brian Keating
Name: Brian Keating
Title: Managing Director

Purchaser Schedule
INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to be Purchased
METLIFE INSURANCE COMPANY USA c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, NY 10036	Series A-1	U.S.$25,000,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:    JPMorgan Chase Bank
ABA Routing #:    021-000-021
Account No.:    910-2-587434
Account Name:    MetLife Insurance Company USA
Ref:    Teledyne Technologies Incorporated 2.81%, Due November 5, 2020

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices of payments to be addressed to:

MetLife Insurance Company USA
c/o Metropolitan Life Insurance Company
Investments, Private Placements
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Director
E-mail: ppucompliance@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance Company USA
c/o Metropolitan Life Insurance Company
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Chief Counsel Investments (PRIV)
Email: sec_invest_law@metlife.com

(3)    Name of nominee in which Notes are to be issued: NONE

(4)    Taxpayer I.D. Number: 06-0566090

(5)    Physical Delivery Instructions:

MetLife Insurance Company USA
c/o Metropolitan Life Insurance Company
Investments, Law Department
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Daniel Scudder, Esq.

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to be Purchased
METROPOLITAN LIFE INSURANCE COMPANY 1095 Avenue of the Americas New York, NY 10036	Series B-1	U.S.$20,000,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:    JPMorgan Chase Bank
ABA Routing #:    021-000-021
Account No.:    002-2-410591
Account Name:    Metropolitan Life Insurance Company
Ref:    Teledyne Technologies Incorporated, 3.28%, Due November 5, 2022

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices of payments to be addressed to:

Metropolitan Life Insurance Company
Investments, Private Placements
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Director
E-mail: ppucompliance@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Life Insurance Company
P.O. Box 1902
10 Park Avenue

Morristown, New Jersey 07962-1902
Attention: Chief Counsel Investments (PRIV)

(3)    Name of nominee in which Notes are to be issued: NONE

(4)    Taxpayer I.D. Number: 13-5581829

(5)    Physical Delivery Instructions:

Metropolitan Life Insurance Company
Investments, Law Department
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Daniel Scudder, Esq.

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to be Purchased
METLIFE INSURANCE COMPANY USA c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, NY 10036	Series B-2	U.S.$20,000,000

(2)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:    JPMorgan Chase Bank
ABA Routing #:    021-000-021
Account No.:    910-2-587434
Account Name:    MetLife Insurance Company USA
Ref:    Teledyne Technologies Incorporated 3.28%, Due November 5, 2022

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices of payments to be addressed to:

MetLife Insurance Company USA
c/o Metropolitan Life Insurance Company
Investments, Private Placements
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Director
E-mail: ppucompliance@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance Company USA
c/o Metropolitan Life Insurance Company
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Chief Counsel Investments (PRIV)
Email: sec_invest_law@metlife.com

(3)    Name of nominee in which Notes are to be issued: NONE

(4)    Taxpayer I.D. Number: 06-0566090

(5)    Physical Delivery Instructions:

MetLife Insurance Company USA
c/o Metropolitan Life Insurance Company
Investments, Law Department
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Daniel Scudder, Esq.

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to be Purchased
NEW YORK LIFE INSURANCE COMPANY 51 Madison Avenue 2nd Floor, Room 208 New York, NY 10010	Series B-3	$22,750,000

[Information follows]

NEW YORK LIFE INSURANCE COMPANY
(Tax I.D. No. 13-5582869)

(1) All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank
New York, New York 10019
ABA No. 021-000-021
Credit: New York Life Insurance Company
General Account No. 008-9-00687

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance Company
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603

Attention: Investment Services
Private Group
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(2) All other communications:
New York Life Insurance Company
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010

Attention: Private Capital Investors
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

(3) Note(s) to be registered in the name of: New York Life Insurance Company

NYL Locked 2.26.2015

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to be Purchased
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION c/o New York Life Insurance Company 51 Madison Avenue 2nd Floor, Room 208 New York, NY 10010	Series B-4	$20,500,000

[Information follows]

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
(Tax I.D. No. 13-3044743)

(1) All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank
New York, New York
ABA No. 021-000-021
Credit: New York Life Insurance and Annuity Corporation
General Account No. 323-8-47382

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds,

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603

Attention: Investment Services
Private Group
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(2) All other communications:

New York Life Insurance and Annuity Corporation
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603

Attention: Private Capital Investors
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

(3) Note(s) to be registered in the name of: New York Life Insurance and Annuity Corporation

NYL Locked 2.26.2015

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to be Purchased
THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE c/o New York Life Insurance Company 51 Madison Avenue 2nd Floor, Room 208 New York, NY 10010	Series B-5	$1,750,000

[Information follows]

(Note(s) to be registered in the name of "Hare & Co, LLC.")

(Tax I.D. No. 136062916)

(1) All payments by wire or intrabank transfer of immediately available funds to:

The Bank of New York Mellon
ABA 021-000-018
GLA111566
f/f/c NEW YORK LIFE JH CLOSE PRIVATE 1804

Payments should include the following information in the field for details of payment: CUSIP, Security Description (if the CUSIP is not available), Rate, Maturity, Principal amount, Interest amount.

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

BNY Mellon
US Income
2 Hanson Place
Private placement Dept 10th floor
Brooklyn, NY 11217

with a copy sent electronically to:

TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to Purisima.Teylan@bnymellon.com, malinda.gomba.pollack@bnymellon.com, and NYLIMWireConfirmation@nylim.com prior to becoming effective.

(2) All other communications:

New York Life Insurance Company
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010
Attention: Private Capital Investors
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

NYL Locked 7.1.2015

Attention: Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

(3) Note(s) to be registered in the name of: Hare & Co, LLC.

(4) Physical address for notes delivery.

Address for Mailing Certificates:
The Depository Trust Company
570 Washington Blvd - 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department

NYL Locked 7.1.2015

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to be Purchased
THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA 7 Hanover Square New York, NY 10004-2616 Attn: Thomas Donohue Investment Department 9-A	Series B-6	U.S.$15,000,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

JP Morgan Chase
FED ABA #021000021
Chase/NYC/CTR/BNF
A/C 900-9-000200
Reference A/C #G05978, Guardian Life, CUSIP # 879360 C*4, Teledyne Technologies Incorporated

(2)	Address for all communications and notices:

The Guardian Life Insurance Company of America
7 Hanover Square
New York, NY 10004-2616
Attn: Thomas Donohue
Investment Department 9-A
FAX # (212) 919-2658
Email address: Thomas_donohue@glic.com

(3)    Name of nominee in which Notes are to be issued: NONE

(4)    Taxpayer I.D. Number: 13-5123390

(5)    Physical Delivery Instructions:

JPMorgan Chase Bank, N.A.
4 Chase Metrotech Center – 3rd Floor
Brooklyn, NY 11245-0001

Reference A/C #G05978, Guardian Life

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Acquisition,” by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or substantially all of the Property of another Person or all or substantially all of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.
“Acquisition Event” means an Acquisition, or series of Acquisitions, by the Company and its Subsidiaries.
“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Agreement Accounting Principles” means GAAP, provided that with respect to the calculations for purposes of determining compliance with the covenants set forth in Sections 10.1 through 10.5, such term means generally accepted accounting principles in effect as of the Execution Date applied on a basis consistent with that used in the preparation of the most recent audited consolidated financial statements of the Company listed in Section 5.5.
“Anti Corruption Laws” is defined in Section 5.16(d)(1).
“Anti Money Laundering Laws” is defined in Section 5.16(c).
“Applicable Interest Rate” means, (a) with respect to the Series A Notes, the sum of (i) 2.81% per annum plus (ii), during any Interest Rate Adjustment Period, the Interest Rate Adjustment and (b) with respect to the Series B Notes, the sum of (i) 3.28% per annum plus (ii), during any Interest Rate Adjustment Period, the Interest Rate Adjustment.

SCHEDULE B
(to Note Purchase Agreement)

“Asset Sale Prepayment Date” is defined in Section 8.8.
“Asset Sale Response Date” is defined in Section 8.8.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with Agreement Accounting Principles, (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with Agreement Accounting Principles if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined in good faith by the board of directors of the Company in its reasonable judgment.
“Bank Credit Agreement” means the (a) Amended and Restated Credit Agreement dated as of March 1, 2013 among the Company, certain Subsidiaries of the Company as Designated Borrowers, certain Subsidiaries of the Company as Guarantors, the Lenders party thereto and Bank of America, N.A, as Administrative Agent, Swingline Lender and L/C Issuer; (b) Loan Agreement, dated October 22, 2012, among Teledyne Technologies Incorporated, as borrower, certain of its subsidiaries, as guarantors, and Bank of America, N.A., as lender, as amended; (c) Loan Agreement, dated October 22, 2012, among Teledyne Technologies Incorporated, as borrower, certain of its subsidiaries, as guarantors, and U.S. Bank National Association, as lender, as amended; (d) Note Purchase Agreement, dated as of May 12, 2010, between the Company and each of the purchasers party thereto; and (e) Note Purchase Agreement, dated as of September 23, 2014, between the Company and each of the Purchasers party thereto, in each case, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions, replacements or increases in the principal amount thereof, which constitute the primary bank credit facility of the Company and its Subsidiaries.
“Bank Lenders” means the banks, Institutional Investors and financial institutions party to a Bank Credit Agreement.
“Blocked Person” is defined in Section 5.16(a).
“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with Agreement Accounting Principles.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with Agreement Accounting Principles, appear as a liability on a balance sheet of such Person.
“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Change in Control” is defined in Section 8.7.
“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.
“Closing” is defined in Section 3.
“Closing Date” means the date of the Closing.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Company” means Teledyne Technologies Incorporated, a Delaware corporation or any successor that becomes such in the manner described in Section 10.6.
“Competitor” means any Person (other than a Purchaser) who is substantially engaged in the development, manufacture, sale or provision of products and services of electronic components and subsystems, instrumentation and communications products, aerospace engines and components, government systems engineering services or energy and power systems and/or other activities reasonably related thereto provided that: (a) the provision of investment advisory services by a Person to a Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not of itself cause the Person providing such services to be deemed a Competitor if such Person has established procedures which will prevent confidential information supplied to such Person by the Company or any of its Subsidiaries from being transmitted or otherwise made available to such Plan or Person owning or controlling such Plan; and (b) in no event shall an Institutional Investor which maintains passive investments in any Person which is a Competitor be deemed a Competitor, it being agreed that the normal administration of the investment and enforcement thereof shall be deemed not to cause such Institutional Investor to be a “Competitor”.

“Confidential Information” is defined in Section 20.
“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) the provision for Federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period; (c) the amount of depreciation and amortization expense for such period; (d) non-cash items that reduce Consolidated Net Income in such period; (e) reasonably documented fees and expenses paid or payable in cash to unaffiliated third parties in connection with the transactions contemplated hereby and with any other issuances of debt or equity permitted hereby, whether or not such issuances are successful; and (f) reasonably documented fees and expenses paid or payable in cash to unaffiliated third parties in connection with Acquisitions or dispositions permitted hereby, whether or not such acquisitions or dispositions are successful; provided, that for purposes of calculating the Consolidated Leverage Ratio in Section 10.1 and the Consolidated Interest Charges Ratio in Section 10.2, Consolidated EBITDA shall include, on a pro form basis for the period consisting of the four fiscal quarters ending on such date, the Consolidated EBITDA attributable to all businesses and assets acquired after the beginning of such period as if such business and/or assets had been owned for the entire period and shall exclude, on a pro forma basis for the period consisting of the four fiscal quarters ending on such date, the Consolidated EBITDA attributable to all businesses and assets disposed after the beginning of such period as if such businesses and/or assets had not been owned for the entire period.
“Consolidated Funded Indebtedness” means Funded Indebtedness of the Company and its Subsidiaries on a consolidated basis.
“Consolidated Indebtedness” means as of any date of determination the total amount of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.
“Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to the sum of (i) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with Indebtedness (including capitalized interest and other fees and charges incurred under any asset securitization program) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with Agreement Accounting Principles, plus (ii) the portion of rent expense of the Company and its Subsidiaries with respect to such period under Capital Leases or Synthetic Leases that is treated as interest in accordance with Agreement Accounting Principles.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which the Company has delivered financial statements pursuant to Section 7.1(a) or (b) to (b) Consolidated Interest Charges for the period of the four fiscal quarters most recently ended.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness, net of unencumbered cash and cash equivalents, as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.
“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries (excluding extraordinary non‑cash gains, extraordinary non‑cash losses and any other non-cash impairment charges related to goodwill or acquired intangible assets) for that period, as determined in accordance with Agreement Accounting Principles.
“Consolidated Net Worth” means, as of any date of determination, consolidated shareholders’ equity of the Company and its Subsidiaries as of that date determined in accordance with Agreement Accounting Principles.
“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with Agreement Accounting Principles.
“Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means with respect to the Notes of any Series that rate of interest that is 2% per annum above the Applicable Interest Rate for such Series.
“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Company or any Subsidiary to make earn out or other contingency payments pursuant to the documentation relating to such Acquisition. The amount of any Earn Out Obligation shall be deemed to be the aggregate liability in respect thereof as recorded on the balance sheet of the Company and its Subsidiaries in accordance with Agreement Accounting Principles.

“Electronic Delivery” is defined in Section 7.1(a).
“Elevated Ratio” is defined in Section 10.1.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in Section 11.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Execution Date” is defined in Section 3.
“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as reasonably determined in the good faith opinion of the Company’s board of directors.
“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with Agreement Accounting Principles:
(a)    all obligations for borrowed money, whether current or long‑term and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all purchase money Indebtedness;
(c)    all obligations arising under letters of credit (including standby), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (for the avoidance of doubt, this clause (c) shall not be deemed to include performance bonds);

(d)    all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), including without limitation, any Earn Out Obligations;
(e)    the Attributable Indebtedness of Capital Leases and Synthetic Leases;
(f)    the Attributable Indebtedness of Securitization Transactions;
(g)    all preferred stock or other equity interests providing for mandatory redemptions, sinking fund or like payments prior to the last scheduled maturity of the Notes; and
(h)    all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (g) above of another Person; and
(i)    all Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent such Indebtedness is expressly made non‑recourse to such Person.
For purposes hereof, (x) the amount of any obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder and (y) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee.
“GAAP” means those generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means
(a)    the government of
(i)    the United States of America or any state or other political subdivision thereof, or
(ii)    any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which has jurisdiction over any properties of the Company or any Subsidiary, or

(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Government Obligations” shall mean direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, and including any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.
“Indebtedness” means, as to any Person at any time, without duplication, all items which would, in conformity with Agreement Accounting Principles, be classified as indebtedness on a balance sheet of such Person at such time, as well as the following, whether or not included as indebtedness or liabilities in accordance with Agreement Accounting Principles:
(a)    all Funded Indebtedness;
(b)    net obligations under any Swap Contract;
(c)    all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and
(d)    all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non‑recourse to the Company or such Subsidiary.
For purposes hereof (y) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date and (z) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee.
“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.
“Interest Rate Adjustment” means 0.50% per annum.
“Interest Rate Adjustment Period” means the entirety of any fiscal quarter at the end of which the Consolidated Leverage Ratio exceeds 3.25 to 1.00. For the avoidance of doubt, an Interest Rate Adjustment Period shall include the entire applicable fiscal quarter, notwithstanding that the Consolidated Leverage Ratio did not exceed 3.25 to 1.00 until the end of such fiscal quarter.
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement (other than an operating lease) or Capital Lease, upon or with respect to any property or asset of such Person.
“Make-Whole Amount” shall have the meaning set forth in Section 8.6 with respect to any Note.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company and the Subsidiary Guarantors, taken as a whole, to perform their obligations under this Agreement, the Notes and the Subsidiary Guaranty or (c) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.
“Material Subsidiary” means, at any time, any Subsidiary of the Company which, together with all other Subsidiaries of such Subsidiary, accounts for more than (i) 10% of the consolidated assets of the Company and its Subsidiaries or (ii) 10% of consolidated revenue of the Company and its Subsidiaries.
“Memorandum” is defined in Section 5.3.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“Notes” is defined in Section 1.
“OFAC” is defined in Section 5.16(a).
“OFAC Listed Person” is defined in Section 5.16(a).
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or a Government Authority.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Priority Indebtedness” means (without duplication), as of the date of any determination thereof, the sum of (i) all unsecured Indebtedness of Subsidiaries (including all Guarantees of Indebtedness of the Company but excluding (x) Indebtedness owing to the Company or any other Subsidiary, (y) Indebtedness outstanding at the time such Person became a Subsidiary, provided that such Indebtedness shall have not been incurred in contemplation of such person becoming a Subsidiary, and (z) all Subsidiary Guarantees and all Indebtedness of any Subsidiary which has also guaranteed the Notes) and (ii) all Indebtedness of the Company and its Subsidiaries secured by Liens other than Indebtedness secured by (x) Liens permitted by subparagraphs (a) through (t), inclusive, of Section 10.4. or (y) Liens as to which the Company or such Subsidiary has made, or caused to be made, effective provision whereby the Notes are equally and ratably secured with the other obligations thereby secured in accordance with Section 10.4.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“Proposed Prepayment Date” has the meaning set forth in Section 8.7(c) hereof.
“Purchasers” means the purchasers of the Notes named in Schedule A hereto.
“QPAM Exemption” means Prohibited Transaction Class Exemption 84‑14 issued by the United States Department of Labor.
“Qualified Institutional Buyer” means any Person who is a qualified institutional buyer within the meaning of such term as set forth in Rule 144(a)(1) under the Securities Act.
“Ratable Portion” means, with respect to any Note, an amount equal to the product of (x) the amount equal to the net proceeds being so applied to the prepayment of Senior Indebtedness in accordance with Section 10.5(2), multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Indebtedness of the Company and its Subsidiaries being prepaid pursuant to Section 10.5(2).
“Required Holders” means, at any time, the holders of not less than 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its

Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Securitization Transaction” means any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which the Company or any Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of the Company.
“Senior Indebtedness” means, as of the date of any determination thereof, all Consolidated Indebtedness, other than Subordinated Indebtedness.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.
“Series” means any series of Notes issued pursuant to this Agreement.
“Series A Notes” is defined in Section 1 of this Agreement.
“Series B Notes” is defined in Section 1 of this Agreement.
“Subordinated Indebtedness” means all unsecured Indebtedness of the Company which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Indebtedness of the Company (including, without limitation, the obligations of the Company under this Agreement or the Notes).
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” shall refer to a Subsidiary of the Company.
“Subsidiary Guarantor” means each Subsidiary which is party to the Subsidiary Guaranty.
“Subsidiary Guaranty” is defined in Section 2.2 of this Agreement.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross‑currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark‑to‑market value(s) for such Swap Contracts, as determined based upon one or more mid‑market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
“Synthetic Lease” means any synthetic lease, tax retention operating lease, off‑balance sheet loan or similar off‑balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on the balance sheet under Agreement Accounting Principles.
“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions” is defined in Section 5.16(a).
“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
“Wholly Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly Owned Subsidiaries at such time.

SCHEDULE 4.9
To Note Purchase Agreement

(Changes in Corporate Structure)

None.

SCHEDULE 5.3
To Note Purchase Agreement

(Disclosure)

None.

SCHEDULE 5.4
To Note Purchase Agreement
(Subsidiaries of the Company; Ownership of Subsidiary Stock)
SUBSIDIARIES OF THE COMPANY

COMPANY NAME	JURISDICTION OF FORMATION	STOCKHOLDER
Alia Corporation Inc.	Ontario, Canada	Teledyne DALSA, Inc.- 100%
CDL do Brasil Equipamentos e Servicios Submarinos Sociedade Empresaria Ltda.	Brazil	Teledyne CDL Limited- 99% Ocean Design Ltda.- 1%
DALSA Digital Cinema Inc. (to be dissolved)	Ontario, Canada	Teledyne DALSA, Inc.- 100%
DIMAC Sprl (in liquidation-to be dissolved)	Belgium	Teledyne Optech Incorporated- 100%
Ensambles de Precision S.A. de C.V.	Mexico	Teledyne Technologies Incorporated – 99% Teledyne Instruments, Inc.- 1%
Intelek, Inc.	Delaware	Intelek Limited-100%
Intelek Limited	United Kingdom	Teledyne Technologies Incorporated- 100%
Intelek Pension Trustees Limited	United Kingdom	Intelek Limited- 100%
Intelek Properties Limited	United Kingdom	Rhombi Holdings Limited-100%
LeCroy Lightspeed Corporation (inactive)	Delaware	Teledyne LeCroy, Inc.- 100%
Lidar Aviation Services, Inc.	Ontario, Canada	Teledyne Optech Incorporated- 100%
Maple Imaging, LLC	Delaware	Teledyne Technologies Incorporated-100%
Ocean Aero, Inc.	Delaware	Teledyne RD Instruments, Inc.- minority interest
Ocean Design Ltda.	Brazil	Teledyne Instruments, Inc.- 99.33% Teledyne Limited.-.67%
Reynolds Industries Limited	United Kingdom	Teledyne Limited-100%

COMPANY NAME	JURISDICTION OF FORMATION	STOCKHOLDER
Rhombi Canada LP	Ontario, Canada	Maple Imaging, LLC- .1% Teledyne Technologies Incorporated- 99.9%
Rhombi Holdings Limited	United Kingdom	Teledyne UK Holdings, LLC-100%
Teledyne A-G Geophysical Products, Inc.	Texas	Teledyne Bolt, Inc.- 100%
Teledyne Australia Pty Ltd	Australia	Teledyne Wireless, LLC- 100%
Teledyne BlueView, Inc.	Washington	Teledyne RD Instruments, Inc.- 100%
Teledyne Bogatin Enterprises, LLC	Kansas	Teledyne LeCroy, Inc.- 100%
Teledyne Bolt, Inc.	Connecticut	Teledyne Technologies Incorporated- 100%
Teledyne Bowtech Limited	United Kingdom	Rhombi Holdings Limited- 100%
Teledyne Brown Engineering, Inc.*	Delaware	Teledyne Technologies Incorporated –100%
Teledyne Catalyst Enterprises, Inc. (inactive)	California	Teledyne LeCroy, Inc.- 100%
Teledyne CDL Limited	United Kingdom	Teledyne Limited- 100%
Teledyne CDL, Inc.	Texas	Teledyne CDL Limited- 100%
Teledyne C.M.L. Group Limited (operating assets transferred to Teledyne Limited)	United Kingdom	Intelek Properties Limited- 100%
Teledyne Computer Access Technology Corporation (inactive)	Delaware	Teledyne LeCroy, Inc.- 100%
Teledyne DALSA Asia-Pacific Ltd.	Ontario, Canada	Teledyne DALSA, Inc.-100%
Teledyne DALSA, Inc.	Ontario, Canada	Teledyne Netherlands B.V.- 100%
Teledyne DALSA B.V.	Netherlands	Teledyne DALSA, Inc.- 100%
Teledyne DALSA GmbH	Germany	Teledyne DALSA, Inc.- 100%
Teledyne DALSA K.K.	Japan	Teledyne DALSA, Inc.-100%
Teledyne DALSA (Shanghai) Trading Co. Ltd.	China	Teledyne DALSA, Inc.-100%
Teledyne DALSA Industrial Products, Inc.	Delaware	Teledyne Technologies Incorporated- 100%
Teledyne DALSA Semiconductor Inc.	Ontario, Canada	Teledyne DALSA, Inc.- 100%

COMPANY NAME	JURISDICTION OF FORMATION	STOCKHOLDER
Teledyne Defence Limited (in liquidation)	United Kingdom	Teledyne Limited- 100%
Teledyne Denmark A/S	Denmark	Rhombi Holdings Limited- 100%
Teledyne Energy Systems, Inc.	Delaware	Teledyne Technologies Incorporated – 100%
Teledyne France	France	Teledyne RD Instruments, Inc. – 100%
Teledyne Gavia ehf.	Iceland	Teledyne Instruments, Inc.- 100%
Teledyne Germany GmbH	Germany	Teledyne Instruments, Inc.– 100%
Teledyne ICM SA	Belgium	Teledyne DALSA B.V.-100%
Teledyne Impulse- PDM Ltd. (in liquidation)	United Kingdom	Teledyne Impulse- PDM Holdings Ltd.- 100%
Teledyne Impulse- PDM Holdings Ltd. (in liquidation)	United Kingdom	Teledyne Limited-100%
Teledyne Instruments, Inc.*	Delaware	Teledyne Technologies Incorporated – 100%
Teledyne Instruments Malaysia Sdn. Bhd.	Malaysia	Teledyne Netherlands B.V.- 100%
Teledyne Labtech Limited	United Kingdom	Rhombi Holdings Limited-100%
Teledyne LeCroy, Inc.*	Delaware	Teledyne Technologies Incorporated- 100%
Teledyne LeCroy AB	Sweden	Teledyne LeCroy, Inc.- 100%
Teledyne LeCroy GmbH	Germany	Teledyne LeCroy, Inc.- 100%
LeCroy (Beijing) Trading Co., Ltd.	China	Teledyne LeCroy, Inc.- 100%
Teledyne LeCroy India Trading Private Ltd.	India	Teledyne LeCroy, Inc.- 9,999 shares Nominee of Teledyne LeCroy, Inc.- 1 share
Teledyne LeCroy Japan Corporation	Japan	Teledyne LeCroy, Inc.- 100%
Teledyne LeCroy Korea Ltd.	South Korea	Teledyne LeCroy, Inc.- 100%
Teledyne LeCroy Delaware, L.L.C. (inactive)	Delaware	Teledyne LeCroy, Inc.- 100%
Teledyne LeCroy SA	Switzerland	Teledyne LeCroy, Inc.- 100%
Teledyne LeCroy Singapore Pte. Ltd.	Singapore	Teledyne LeCroy, Inc.- 100%
Teledyne LeCroy SARL	France	Teledyne LeCroy, Inc.- 100%

COMPANY NAME	JURISDICTION OF FORMATION	STOCKHOLDER
Teledyne LeCroy S.R.L.	Italy	Teledyne LeCroy, Inc.- 99% Teledyne LeCroy S.A.- 1%
Teledyne Limited	United Kingdom	Rhombi Holdings Limited– 100%
Teledyne Monitor Labs P.R., Inc. (inactive)	Puerto Rico	Teledyne Instruments, Inc.- 100%
Teledyne Netherlands B.V.	Netherlands	Rhombi Canada LP- 100%
Teledyne Optech Incorporated	Ontario, Canada	Alia Corporation Inc.- 100%
Teledyne Optech, Inc.	Delaware	Teledyne Optech Incorporated- 100%
Teledyne Paradise Datacom, LLC	Pennsylvania	Intelek, Inc.- 100%
Teledyne Paradise Datacom Limited	United Kingdom	Rhombi Holdings Limited- 100%
Teledyne Rad-icon Imaging Corp.	California	Teledyne Technologies Incorporated-100%
Teledyne RD Instruments, Inc.	Delaware	Teledyne Technologies Incorporated– 100%
Teledyne RD Technologies (Shanghai) Co. Ltd.	China	Teledyne RD Instruments, Inc. – 100%
Teledyne Real Time Systems, Inc.	Connecticut	Teledyne Bolt, Inc.- 100%
Teledyne RESON A/S	Denmark	Teledyne Denmark A/S- 100%
Teledyne RESON GmbH	Germany	Teledyne RESON A/S- 100%
Teledyne RESON, Inc.	California	Teledyne RESON A/S-100%
Teledyne RESON Holding B.V.	Netherlands	Teledyne RESON A/S-100%
Teledyne RESON B.V.	Netherlands	Teledyne RESON Holding B.V.-100%
Teledyne RESON UK Limited	United Kingdom	Teledyne RESON A/S- 100%
Teledyne RESON Pte. Ltd.	Singapore	Teledyne RESON A/S- 100%
Teledyne Reynolds, Inc.	California	Teledyne Technologies Incorporated- 100%
Teledyne RISI, Inc.	California	Teledyne Technologies Incorporated- 100%
Teledyne Scientific & Imaging, LLC*	Delaware	Teledyne Brown Engineering, Inc.-100%
Teledyne SG Brown Limited	United Kingdom	Teledyne Limited- 100%
Teledyne SeaBotix, Inc.	Delaware	Teledyne Bolt, Inc.- 100%

COMPANY NAME	JURISDICTION OF FORMATION	STOCKHOLDER
Teledyne Singapore Private Limited	Singapore	Teledyne Technologies Incorporated- 100%
Teledyne Technologies International Corp.	Delaware	Teledyne Technologies Incorporated – 100%
Teledyne Technologies (Bermuda) Limited	Bermuda	Teledyne Technologies Incorporated – 100%
Teledyne TSS Limited	United Kingdom	Teledyne SG Brown Limited- 100%
Teledyne UK Holdings, LLC	Delaware	Teledyne Netherlands B.V.- 100%
Teledyne VariSystems, Inc.	Alberta, Canada	Teledyne DALSA, Inc.- 100%
Teledyne Wireless, LLC	Delaware	Teledyne Technologies Incorporated – 100%
*Subsidiary Guarantor

BOARD OF DIRECTORS OF THE COMPANY
Roxanne S. Austin
Frank V. Cahouet
Charles Crocker
Kenneth C. Dahlberg
Simon M. Lorne
Robert A. Malone
Robert Mehrabian
Paul D. Miller
Jane C. Sherburne
Michael T. Smith
Wesley W. von Shack

OFFICERS OF THE COMPANY

Name:	Title:
Robert Mehrabian	Chairman, President and Chief Executive Officer
Aldo Pichelli	Executive Vice President (Instrumentation and Aerospace and Defense Electronics segments)
Rex D. Geveden	Executive Vice President (Digital Imaging and Engineered Systems segments)
Melanie S. Cibik	Senior Vice President, General Counsel and Secretary
Susan L. Main Jason VanWees	Senior Vice President and Chief Financial Officer Senior Vice President- Strategy and Mergers & Acquisitions
Cynthia Y. Belak	Vice President and Controller
George C. Bobb III	Chief Compliance Officer, Vice President- Information Technology and Deputy General Counsel-Litigation
Anna Segobia Masters	Vice President-Human Resources and Deputy General Counsel
Stephen F. Blackwood Edwin Roks	Vice President and Treasurer Vice President
Carl Adams Glenn A. Seemann Scott Hudson Corey Hirsch Caleb B. Standafer	Vice President, Business Risk Assurance Associate Vice President of Contracts and Procurement Chief Information Officer Chief Information Security Officer Senior Director, Taxation and Associate Treasurer
Brian A. Levan Fawn Yang S. Paul Sassalos	Assistant Controller Assistant Controller Associate General Counsel and Assistant Secretary

SCHEDULE 5.15
to Note Purchase Agreement
(Existing Indebtedness)
Existing Indebtedness in an Aggregate Amount Outstanding of at Least $10,000,000 as of December 28, 2014 (fiscal year end 2014) and June 28, 2015:

Bank Credit Facility:
Title: Amended and Restated Credit Agreement
Date: February 25, 2011, as amended on March 1, 2013.
Borrower: Teledyne Technologies Incorporated and the following subsidiary guarantors: Teledyne Brown Engineering, Inc., Teledyne Instruments, Inc., Teledyne LeCroy, Inc., Teledyne Scientific & Imaging, LLC.
Lenders: Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders identified therein.
Maturity Date: March 1, 2018
Aggregate Revolving Commitments: $750,000,000
Amount Outstanding as of December 28, 2014 (fiscal year end 2014): $105,000,000
Letters of Credit Outstanding as of December 28, 2014 (aggregate amount): $15,311,525
Amount Outstanding as of June 28, 2015 (end of second quarter 2015): $180,000,000
Letters of Credit Outstanding as of June 28, 2015 (end of second quarter 2015) (aggregate amount): $14,641,496
Term Loans:

Title: Term Loan Agreement, as Amended and Restated
Date: October 22, 2012, as amended on November 21, 2013.
Borrower: Teledyne Technologies Incorporated and the following subsidiary guarantors: Teledyne Brown Engineering, Inc., Teledyne Instruments, Inc., Teledyne LeCroy, Inc., Teledyne Scientific & Imaging, LLC.
Lenders: U. S. Bank National Association, as a Lender and Administrative Agent.
Maturity Date: March 1, 2019
Original Outstanding Principal Amount of Term Loan: $100,000,000
Amount Outstanding as of December 28, 2014 (fiscal year end 2014): $100,000,000
Amount Outstanding as of June 28, 2015 (end of second quarter 2015): $98,750,000

Term Loans:

Title: Term Loan Agreement, as Amended and Restated
Date: October 22, 2012, as amended on November 21, 2013.
Borrower: Teledyne Technologies Incorporated and the following subsidiary guarantors: Teledyne Brown Engineering, Inc., Teledyne Instruments, Inc., Teledyne LeCroy, Inc., Teledyne Scientific & Imaging, LLC.

Lenders: Bank of America, N.A., as Lender and Administrative Agent.
Maturity Date: March 1, 2019
Original Outstanding Principal Amount of Term Loan: $100,000,000
Amount Outstanding as of December 28, 2014 (fiscal year end 2014): $100,000,000
Amount Outstanding as of June 28, 2015 (end of second quarter 2015): $98,750,000

Uncommitted Revolving Credit Facilities:

Borrower: Teledyne Technologies Incorporated
Lender: Bank of America
Maturity Date: June 30, 2017
Aggregate Revolving Amount: $5,000,000
Amount Outstanding as of December 28, 2014 (fiscal year end 2014): $0
Amount Outstanding as of June 28, 2015 (end of second quarter 2015): $0

Surety Bonds:

As of December 28, 2014 and June 28, 2015, the Company and its Subsidiaries had outstanding surety bonds having an aggregate surety liability amount of $5,778,276 and $6,175,180 respectively. Safeco Insurance Company of America is the surety on all these bonds.

Existing Private Placement Notes:

Title: $250,000,000 in private placement notes
Date: May 12, 2010
Teledyne entered into a note purchase agreement for $250,000,000 in private placement debt on May 12, 2010. These notes funded on September 15, 2010. The notes consist of the following:
$75M 4.04% Senior Notes Due September 15, 2015
$100M 4.74% Senior Notes Due September 15, 2017
$75M 5.30% Senior Notes Due September 15, 2020
Borrower: Teledyne Technologies Incorporated and the following subsidiary guarantors: Teledyne Brown Engineering, Inc., Teledyne Instruments, Inc., Teledyne LeCroy, Inc., Teledyne Scientific & Imaging, LLC.
Amount Outstanding as of December 28, 2014 (fiscal year end 2014): $250,000,000
Amount Outstanding as of June 28, 2015 (end of second quarter 2015): $250,000,000

Existing Private Placement Notes:

Title: $125,000,000 in private placement notes
Date: September 23, 2014
Teledyne entered into a note purchase agreement for $125,000,000 in private placement debt on September 23, 2014. These notes funded on December 4, 2014. The notes consist of the following:
$30M 2.61% Senior Notes Due December 4, 2019

$95M 3.09% Senior Notes Due December 6, 2021
Borrower: Teledyne Technologies Incorporated and the following subsidiary guarantors: Teledyne Brown Engineering, Inc., Teledyne Instruments, Inc., Teledyne LeCroy, Inc., Teledyne Scientific & Imaging, LLC.
Amount Outstanding as of December 28, 2014 (fiscal year end 2014): $125,000,000
Amount Outstanding as of June 28, 2015 (end of second quarter 2015): $125,000,000

See Schedule 10.4 for existing Liens.

SCHEDULE 10.4
To Note Purchase Agreement

(Existing Liens)

1.	Capital Leases (Real Property):
Lessor: Shelby Holdings Limited
Lessee: Teledyne Cormon Limited and Teledyne Limited
Property: Units 26, 27, and 28 Timberlaine Trading Estate, Worthing.
Approximate Net Present Value at inception of the lease: £1,300,000 (land value, £250,000 and building value, £1,050,000)
Lease termination date: September 10th 2024

Lessor: Vantage Point Business Village Ltd
Lessee: Teledyne Limited
Property: The Teledyne Building, Vantage Point Business Village, Mitcheldean
Approximate Net Present Value at inception of the lease: £2,246,552
Lease termination date: September 28, 2023
Lessor: Norwich Union Life and Pensions
Lessee: Teledyne Limited
Property: Navigation House, Canal View Road, Newbury
Approximate Net Present Value at inception of the lease: GBP £2,200,000
Lease termination date: August 24, 2025

Lessor: Greenhills Property No.46 Limited
Lessee: Teledyne TSS Limited
Property: 1 Blackmoor Lane, Croxley Green Business Park Watford, Herfordshire, WD18 8GA
Approximate Net Present Value at inception of the lease: GBP £3,750,000 (land value £1,600,000; and building value, £2,150,000)
Lease termination date: August 24, 2025

Lessor: Bollinwater Estates LLP
Lessee: Teledyne C.M.L. Group Limited
Property: 333-359 Cleveland Street, Birkenhead

Lessor: Bollinwater Estates LLP
Lessee: Teledyne C.M.L. Group Limited
Property: 256-296 Price Street, Birkenhead

Lessor: Tebay Road LLP.
Lessee: Teledyne C.M.L. Group Limited
Property:  Unit A, Tebay Road, Bromborough

2.    Liens existing on the Execution Date of the type described in Section 10.4(b) through (m) and (q) through (t).

3.    Equipment leases entered into in the ordinary course of business and existing on the Execution Date, including the following at the Company and the Subsidiary Guarantors with open UCC filings:

Teledyne Brown Engineering, Inc.

DEBTOR	EXPIRATION DATE	JURISDICTION	SECURED PARTY	COLLATERAL
Teledyne Brown Engineering, Inc.	08/23/2015	DE, Secretary of State	U.S. Bancorp	Equipment
Teledyne Brown Engineering, Inc.	06/28/2016	DE, Secretary of State	U.S. Bancorp Equipment Finance, Inc.	Equipment
Teledyne Brown Engineering, Inc.	9/1/2016	DE, Secretary of State	US Bancorp Equipment Finance, Inc.	Equipment
Teledyne Brown Engineering, Inc.	01/05/2017	DE, Secretary of State	United Rentals (North America) Inc.	Equipment
Teledyne Brown Engineering, Inc.	01/05/2017	DE, Secretary of State	United Rentals (North America) Inc.	Equipment
Teledyne Brown Engineering, Inc.	01/11/2017	DE, Secretary of State	U.S. Bank Equipment Finance	Equipment
Teledyne Brown Engineering, Inc.	03/16/2017	DE, Secretary of State	Air Liquide Industrial U.S. LP	Equipment-Nitrogen Vessel
Teledyne Brown Engineering, Inc.	04/02/2017	DE, Secretary of State	U.S. Bank Equipment Finance	Equipment- Copier

DEBTOR	EXPIRATION DATE	JURISDICTION	SECURED PARTY	COLLATERAL
Teledyne Brown Engineering, Inc.	06/06/2018	DE, Secretary of State	U.S. Bank Equipment Finance	Equipment- Copiers
Teledyne Brown Engineering, Inc.	06/27/2018	DE, Secretary of State	U.S. Bank Equipment Finance	Equipment- Copiers
Teledyne Brown Engineering, Inc.	08/05/2018	DE, Secretary of State	U.S. Bank Equipment Finance	Equipment- Copiers
Teledyne Brown Engineering, Inc.	11/26/2018	DE, Secretary of State	U.S. Bank Equipment Finance	Equipment- Copiers
Teledyne Brown Engineering, Inc.	01/30/2019	DE, Secretary of State	U.S. Bank Equipment Finance	Equipment- Copiers
Teledyne Brown Engineering, Inc.	05/11/2020	DE, Secretary of State	U.S. Bank Equipment Finance	Equipment- Copiers
Teledyne Brown Engineering, Inc.	06/01/2020	DE, Secretary of State	U.S. Bank Equipment Finance	Equipment- Copiers
Teledyne Brown Engineering, Inc.	06/25/2020	DE, Secretary of State	U.S. Bank Equipment Finance	Equipment- Copiers
Teledyne Brown Engineering, Inc.	07/01/2020	DE, Secretary of State	U.S. Bank Equipment Finance	Equipment- Copiers
Teledyne Brown Engineering, Inc.	06/15/2016	AL, Secretary of State	Mighty Enterprises, Inc.	Equipment
Teledyne Brown Engineering, Inc.	08/08/2016	AL, Secretary of State	Hurco Companies, Inc.	Equipment
Teledyne Instruments, Inc.

DEBTOR	EXPIRATION DATE	JURISDICTION	SECURED PARTY	COLLATERAL
Teledyne Instruments, Inc.	05/02/2016	DE, Secretary of State	U.S. Bancorp Business Equipment Finance Group	Equipment
Teledyne Instruments, Inc.	06/28/2017	DE, Secretary of State	U.S. Bank Equipment Finance	Equipment
Teledyne Instruments, Inc.	09/18/2017	DE, Secretary of State	U.S. Bank Equipment Finance	Equipment
Teledyne Instruments, Inc.	03/28/2018	DE, Secretary of State	PNC Equipment Finance, LLC	Equipment
Teledyne Instruments, Inc.	06/16/2019	DE, Secretary of State	Citibank, N.A.	Accounts Receivable owing to debtor by Rockwell Collins, Inc. under Citibank Supplier Finance Program

Teledyne LeCroy, Inc.

DEBTOR	EXPIRATION DATE	JURISDICTION	SECURED PARTY	COLLATERAL
Teledyne LeCroy, Inc.	06/18/2019	DE, Secretary of State	KMBS Business Solutions U.S.A., Inc.	Equipment

Teledyne Scientific & Imaging, LLC

DEBTOR	EXPIRATION DATE	JURISDICTION	SECURED PARTY	COLLATERAL
Teledyne Scientific & Imaging, LLC	04/19/2017	DE, Secretary of State	Canon Financial Services	Equipment
Teledyne Technologies Incorporated

DEBTOR	EXPIRATION DATE	JURISDICTION	SECURED PARTY	COLLATERAL
Teledyne Technologies Incorporated	11/21/2015	DE, Secretary of State	E.I. du Pont de Nemours and Company	Equipment
Teledyne Technologies Incorporated	11/01/2015	DE, Secretary of State	U.S. Bancorp Business Equipment Financial Group	Equipment
Teledyne Technologies Incorporated	02/02/2016	DE, Secretary of State	U.S. Bancorp Business Equipment Finance Group	Equipment
Teledyne Technologies Incorporated	03/10/2016	DE, Secretary of State	Konica Minolta Business USA Inc.	Equipment
Teledyne Technologies Incorporated	10/28/2016	DE, Secretary of State	Konica Minolta Business Solutions USA Inc.	Equipment
Teledyne Technologies Incorporated	10/04/2017	DE, Secretary of State	U.S. Bank Equipment Finance	Equipment
Teledyne Technologies Incorporated	07/31/2018	DE, Secretary of State	U.S. Bank Equipment Finance	Equipment- Copiers
Teledyne Technologies Incorporated	04/11/2019	DE, Secretary of State	RICOH USA Inc.	Equipment
Teledyne Technologies Incorporated	05/12/2019	DE, Secretary of State	Konica Minolta Business Solutions USA Inc.	Equipment
Teledyne Technologies Incorporated	06/25/2019	DE, Secretary of State	U.S. Bank Equipment Finance	Equipment
Teledyne Technologies Incorporated	08/19/2019	DE, Secretary of State	U.S. Bank Equipment Finance	Equipment- Copiers
Teledyne Technologies Incorporated	02/04/2020	DE, Secretary of State	KMBS Business Solutions U.S.A., Inc.	Equipment

DEBTOR	EXPIRATION DATE	JURISDICTION	SECURED PARTY	COLLATERAL
Teledyne Technologies Incorporated	03/20/2019	CA, Secretary of State	EverBank Commercial Finance, Inc.	Equipment- Copiers

[FORM OF SERIES A NOTE]
THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS NOTE IS SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THE NOTE PURCHASE AGREEMENT (DEFINED BELOW).

TELEDYNE TECHNOLOGIES INCORPORATED

2.81% SENIOR NOTE, SERIES A, DUE NOVEMBER 5, 2020

No. [_______]    [Date]
$[__________]    PPN 879360 B#1
FOR VALUE RECEIVED, the undersigned, TELEDYNE TECHNOLOGIES INCORPORATED (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] DOLLARS (or so much thereof as shall not have been prepaid) on November 5, 2020 with interest (computed on the basis of a 360‑day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate equal to 2.81% per annum, as may be adjusted pursuant to the terms of the hereinafter defined Note Purchase Agreement, from the date hereof, payable semi-annually, (i) with respect to the stated rate of interest, on the 15th day of June and December in each year and at maturity and (ii) with respect to the Interest Rate Adjustment (if any), on the 15th day of December and June next succeeding the Company’s election to apply the Elevated Ratio (as defined in the Note Purchase Agreement) and at maturity, in each case, commencing on June 15, 2016, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to 2% above the Applicable Interest Rate, on any overdue payment of interest and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of U.S. Bancorp Investments, Inc. in New York, New York or at such other place as the Company shall

EXHIBIT 1(a)
(to Note Purchase Agreement)

have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 27, 2015 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided, that in lieu of such representation in Section 6.3, such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
Pursuant to the Subsidiary Guaranty Agreement dated as of November 5, 2015 (as amended, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.
If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

E-1(a)-2

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

TELEDYNE TECHNOLOGIES INCORPORATED

By
Name:
Title:

E-1(a)-2

[FORM OF SERIES B NOTE]
THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS NOTE IS SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THE NOTE PURCHASE AGREEMENT (DEFINED BELOW).

TELEDYNE TECHNOLOGIES INCORPORATED

3.28% SENIOR NOTE, SERIES B, DUE NOVEMBER 5, 2022

No. [_______]    [Date]
$[__________]    PPN 879360 C*4
FOR VALUE RECEIVED, the undersigned, TELEDYNE TECHNOLOGIES INCORPORATED (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] DOLLARS (or so much thereof as shall not have been prepaid) on November 5, 2022 with interest (computed on the basis of a 360‑day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate equal to 3.28% per annum, as may be adjusted pursuant to the terms of the hereinafter defined Note Purchase Agreement, from the date hereof, payable semi-annually, (i) with respect to the stated rate of interest, on the 15th day of June and December in each year and at maturity and (ii) with respect to the Interest Rate Adjustment (if any), on the 15th day of December and June next succeeding the Company’s election to apply the Elevated Ratio (as defined in the Note Purchase Agreement) and at maturity, in each case, commencing on June 15, 2016, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to 2% above the Applicable Interest Rate, on any overdue payment of interest and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any prepayment premium with respect to this Note are to be made in lawful money of the United States of America at the principal office of U.S. Bancorp Investments, Inc. in New York, New York or at such other place as the Company shall

EXHIBIT 1(b)
(to Note Purchase Agreement)

have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 27, 2015 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement, provided, that in lieu of such representation in Section 6.3, such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
Pursuant to the Subsidiary Guaranty Agreement dated as of November 5, 2015 (as amended, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Prepayment Premium, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.
If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

E-1(b)-2

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

TELEDYNE TECHNOLOGIES INCORPORATED

By
Name:
Title:

E-1(b)-2

EXHIBIT 2.2 TO NOTE PURCHASE AGREEMENT

FORM OF SUBSIDIARY GUARANTY

GUARANTY AGREEMENT
Dated as of November 5, 2015

Re:	$25,000,000 2.81% Senior Notes, Series A,
due November 5, 2020
and
$100,000,000 3.28% Senior Notes, Series B,
due November 5, 2022
of
TELEDYNE TECHNOLOGIES INCORPORATED

3609054

GUARANTY AGREEMENT

Re: $25,000,000 2.81% Senior Notes, Series A, due November 5, 2020
and
$100,000,000 3.28% Senior Notes, Series B, due November 5, 2022
This GUARANTY AGREEMENT dated as of November 5, 2015 (the or this “Guaranty”) is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a “Guaranty Supplement”) (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).
RECITALS
A.    Each Guarantor is a Subsidiary of Teledyne Technologies Incorporated, a Delaware corporation (the “Company”).
B.    In order to refinance certain debt and for general corporate purposes, including acquisitions, the Company has entered into that certain Note Purchase Agreement dated as of August 27, 2015 (the “Note Purchase Agreement”) between the Company and each of the purchasers named on Schedule A thereto (the “Initial Note Purchasers”; the Initial Note Purchasers, together with their successors, assigns or any other future holder of the Notes (as defined below), the “Holders”), providing for, inter alia, the issue and sale by the Company to the Initial Note Purchasers of $25,000,000 2.81% Senior Notes, Series A, due November 5, 2020 (the “Series A Notes”) and $100,000,000 3.28% Senior Notes, Series B, due November 5, 2022 (the “Series B Notes”and together with the Series A Notes, collectively, the “Notes”).
C.    The Initial Note Purchasers have required as a condition to their purchase of the Notes that the Company cause each of the undersigned to enter into this Guaranty and to cause each Subsidiary (as defined in the Note Purchase Agreement) that after the date hereof delivers a guaranty pursuant to the Bank Credit Agreement (as defined in the Note Purchase Agreement) to enter into a Guaranty Supplement, in each case as security for the Notes, and the Company has agreed to cause each of the undersigned to execute this Guaranty and to cause such Subsidiaries to execute a Guaranty Supplement, in each case in order to induce the Initial Note Purchasers to purchase the Notes and thereby benefit the Company and its Subsidiaries by providing funds to refinance certain debt and for general corporate purposes, including acquisitions.
D.    Each of the Guarantors will derive substantial direct and indirect benefit from the sale of the Notes to the Initial Note Purchasers.

NOW, THEREFORE, as required by Section 4.10 of the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

SECTION 1.	DEFINITIONS.
Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

SECTION 2.	GUARANTY OF NOTES AND NOTE PURCHASE AGREEMENT.
(a)    Subject to the limitation set forth in Section 2(b) hereof, each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, interest on the Notes from time to time outstanding and all other amounts from time to time owing by the Company under the Note Agreement and the Notes, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount, if any, or interest at the rate set forth in the Notes and interest accruing at the then applicable rate provided in the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and the Note Purchase Agreement and (3) the full and prompt payment, upon demand by any Holder, of all reasonable costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreement or under this Guaranty or in any consultation or action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or Note Purchase Agreement or any of the terms thereof or any other like circumstance or circumstances.
(b)    The liability of each Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, result in the obligations of such Guarantor hereunder not constituting a fraudulent transfer, obligation or conveyance.
(c)    This Guaranty will terminate automatically (i) upon the indefeasible payment in full of the Notes and all other amounts owing under the Note Purchase Agreement, the Notes and this Guaranty and (ii) in part, as to any Guarantor, upon (1) the release of such Guarantor pursuant to Section 2.2(b) of the Note Purchase Agreement or (2) the consolidation, merger or transfer of substantially all of the assets of such Guarantor pursuant to Section 10.5 or Section 10.6 of the Note Purchase Agreement but subject to the terms of Section 2.2(b) of the Note Purchase Agreement; provided however, that notwithstanding clause (i) of this Section 2(c), after the indefeasible payment in full of the Notes and all other amounts then owing under the Note Purchase Agreement, the Notes and this Guaranty, this Guaranty shall continue with respect to any and all obligations (including any indemnification obligations) arising under the Note Purchase Agreement, the Notes or this Guaranty which by their express terms survive the indefeasible payment in full of the Notes and all other amounts then owing under the Note Purchase Agreement, the Notes and this Guaranty.

SECTION 3.	GUARANTY OF PAYMENT AND PERFORMANCE.
This is a guarantee of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Indebtedness, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.
The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

SECTION 4.	GENERAL PROVISIONS RELATING TO THE GUARANTY.

(a)    Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:
(1)    extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligations of the Company on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or this Guaranty; or
(2)    sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Company on the Notes; or
(3)    settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Company on the Notes.
Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.
(b)    Each Guarantor hereby waives, to the fullest extent permitted by law:
(1)    notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Indebtedness, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);
(2)    demand of payment by any Holder from the Company or any other Person indebted in any manner on or for any of the Indebtedness, liabilities or obligations hereby guaranteed; and

(3)    presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.
The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than by payment in full of the Notes and the obligations of the Company under the Note Purchase Agreement), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.
(c)    The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, and shall remain in full force and effect until the entire principal, interest and Make-Whole Amount, if any, on the Notes, all other obligations owing under the Note Purchase Agreement and all other sums due pursuant to Section 2 shall have been paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to or the consent of the Guarantors:
(1)    the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company, any other Guarantors or any other Person on or in respect of the Notes or under the Note Purchase Agreement or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreement or any other agreement or of any other Guarantors to execute and deliver this Guaranty or any other agreement or to perform any of its obligations hereunder or the existence or continuance of the Company or any other Person as a legal entity; or
(2)    any default, failure or delay, willful or otherwise, in the performance by the Company, any other Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or
(3)    any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company, any other Guarantor or any other Person or in respect of the property of the Company, any other Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company, any other Guarantor or any other Person; or
(4)    impossibility or illegality of performance on the part of the Company, any other Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement, this Guaranty or any other agreements; or
(5)    in respect of the Company, any other Guarantors or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, any other Guarantors or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company, any other Guarantors or any other Person and whether or not of the kind hereinbefore specified; or
(6)    any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or
(7)    any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or
(8)    the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9)    any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or failure to resort for payment to the Company, any other Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or
(10)    the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or
(11)    any merger or consolidation of the Company, any other Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any other Guarantor or any other Person to any other Person, or any change in the ownership of any shares of the Company, any other Guarantor or any other Person; or
(12)    any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (principal, Make-Whole Amount, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Company, any other Guarantor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or
(13)    any act or failure to act with regard to the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or
(14)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement, other than the defense of indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under the Note Purchase Agreement, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.
(d)    All rights of any Holder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Company.
(e)    To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Company with respect to the Notes and the Note Purchase Agreement and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Company under or in respect of the Notes and the Note Purchase Agreement and all amounts due and owing by the Guarantors hereunder have indefeasibly been finally paid in cash in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the indefeasible payment in cash in full of the Notes and all other amounts payable under the Notes, the Note Purchase Agreement and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreement and this Guaranty, whether matured or unmatured. Each Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.
(f)    The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) (but subject to the succeeding provisions of this Section 4(f)), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4(f) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Guaranty, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (a) “Excess Funding Guarantor” shall mean, in respect of any obligations arising under the other provisions of this Guaranty (hereafter, the “Guarantied Obligations”), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guarantied Obligations; (b) “Excess Payment” shall mean, in respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and (c) “Pro Rata Share”, for the purposes of this Section 4(f), shall mean, for any Guarantor, the ratio (expressed as a percentage) of (i) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair saleable value of all assets and other properties of the Company and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Company under the Note Purchase Agreement and the Guarantors hereunder) of the Company and all of the Guarantors, all as of the date of the Closing (if any Guarantor becomes a party hereto subsequent to the date of the Closing, then for the purposes of this Section 4(f) such subsequent Guarantor shall be deemed to have been a Guarantor as of the date of the Closing and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the date of the Closing).
(g)    Each Guarantor agrees that to the extent the Company, any other Guarantor or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.
(h)    No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.
(i)    The obligations of each Guarantor under this Guaranty rank pari passu in right of payment with all other Indebtedness of such Guarantor which is not secured or which is not expressly subordinated in right of payment to any other Indebtedness of such Guarantor.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.
Each Guarantor represents and warrants to each Holder that:
(a)    Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.
(b)    This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)    The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor under (i) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, (ii) charter document or by-laws (or similar organizational documents), or (iii) any other agreement or instrument to which such Guarantor is bound or by which such Guarantor may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor, except, in each case, in such instances that would not reasonably be expected to have a Material Adverse Effect.
(d)    No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.
(e)    After giving effect to the limitation set forth in Section 2(b) hereof, such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur, or believe or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. After giving effect to the limitation set forth in Section 2(b) hereof, such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

SECTION 6.	GUARANTOR COVENANTS.
From and after the date of issuance of the Notes by the Company and continuing so long as any amount remains unpaid thereon each Guarantor agrees to comply with the terms and provisions of Sections 9.1, 9.2, 9.3, 9.4 and 9.5 of the Note Purchase Agreement, insofar as such provisions apply to such Guarantor, as if said Sections were set forth herein in full.

SECTION 7.	PAYMENTS FREE AND CLEAR OF TAXES.
Each payment by any Guarantor shall be made, under all circumstances, without setoff, counterclaim or reduction for, and free from and clear of, and without deduction for or because of, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding, restrictions or conditions of any nature whatsoever (hereinafter called “Relevant Taxes”) imposed, levied, collected, assessed, deducted or withheld by the government of any country or jurisdiction

(or any authority therein or thereof) other than the United States of America from or through which payments hereunder or on or in respect of the Notes are actually made (each a “Taxing Jurisdiction”), unless such imposition, levy, collection, assessment, deduction, withholding or other restriction or condition is required by law. If a Guarantor is required by law to make any payment under this Guaranty subject to such deduction, withholding or other restriction or condition, then such Guarantor shall forthwith (i) pay over to the government or taxing authority imposing such tax the full amount required to be deducted, withheld from or otherwise paid by such Guarantor (including the full amount required to be deducted or withheld from or otherwise paid by such Guarantor in respect of the Tax Indemnity Amounts (as defined below)); (ii) pay each Holder such additional amounts (“Tax Indemnity Amounts”) as may be necessary in order that the net amount of every payment made to each Holder, after provision for payment of such Relevant Taxes (including any required deduction, withholding or other payment of tax on or with respect to such Tax Indemnity Amounts), shall be equal to the amount which such holder would have received had there been no imposition, levy, collection, assessment, deduction, withholding or other restriction or condition. Notwithstanding the provisions of this Section 7, no such Tax Indemnity Amounts shall be payable for or on account of any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure of the Holder to complete, execute and deliver to such Guarantor any form or document to the extent applicable to such Holder that may be required by law or by reason of administration of such law and which is reasonably requested in writing to be delivered by such Guarantor in order to enable such Guarantor to make payments pursuant to this Section 7 without deduction or withholding for taxes, assessments or governmental charges, or with deduction or withholding of such lesser amount, which form or document shall be delivered within one hundred twenty days of a written request therefor by such Guarantor. If in connection with the payment of any such Tax Indemnity Amounts, any Holder that is a United States person within the meaning of the Code or a foreign person engaged in a trade or business within the United States of America, incurs taxes imposed by the United States of America or any political subdivision or taxing authority therein (“United States Taxes”) on such Tax Indemnity Amounts, such Guarantor shall pay to such Holder such further amount as will insure that the net amount actually received by that Holder (taking into account any withholding or deduction in respect of any such further amount) is equal to the amount which such Holder would have received after all United States Taxes on such Tax Indemnity Amounts and on any further amount had such withholding or deduction not been made. If any payment is made by any Guarantor to or for the account of the Holder of any Note after deduction for or on account of any Relevant Taxes, and increased payments are made by any Guarantor pursuant to this Paragraph, then, if such Holder determines that it has received or been granted a refund or received the benefit of a credit of such Relevant Taxes, such Holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund or credit, reimburse to the Guarantors such amount as such Holder shall determine to be attributable to the Relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the Holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Relevant Tax in priority to any other claims, reliefs, credits or deductions available to it or oblige any Holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

SECTION 8.	GOVERNING LAW.
(a)    This Guaranty shall be governed by and construed in accordance with the laws of the state of New York applicable therein.
(b)    Each Guarantor hereby (1) irrevocably submits and consents to the jurisdiction of the federal court located within the County of New York, State of New York (or if such court lacks jurisdiction, the State courts located therein), and irrevocably agrees that all actions or proceedings relating to this Guaranty may be litigated in such courts, and (2) waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and (3) consents that all such service of process be made by delivery to it at the address of such Person set forth in Section 11 below or to its agent referred to below at such agent’s address set forth below (with a courtesy copy to such Guarantor at the address set forth in Section 11) and that service so made shall be deemed to be completed upon actual receipt. If any Guarantor who delivers a Guaranty Supplement is not organized under the laws of the United States, any state thereof or the District of Columbia, such Guarantor shall, in connection with the delivery of a Guaranty Supplement, irrevocably appoint an agent for the purpose of accepting service of any process within the State of New York. Nothing contained in this section shall affect the right of any Holder to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against a Guarantor or to enforce a judgment obtained in the courts of any other jurisdiction.
(c)    The parties hereto waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between them arising out of, connected with, related to or incidental to the relationship established between them in connection with this Guaranty, any financing agreement, any loan party document or any other instrument, document or agreement executed or delivered in connection herewith or the transactions related hereto. The parties hereto hereby agree and consent that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that any of them may file an original counterpart or a copy of this Guaranty with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

SECTION 9.	JUDGMENTS.

Any payment made by a Guarantor to any Holder for the account of any such Holder in respect of any amount payable by such Guarantor shall be made in the lawful currency of the United States of America (“U.S. Dollars”). Any amount received or recovered by such Holder other than in U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of any court, or in the liquidation or dissolution of such Guarantor or otherwise) in respect of any such sum expressed to be due hereunder or under the Notes shall constitute a discharge of such Guarantor only to the extent of the amount of U.S. Dollars which such Holder is able, in accordance with normal banking procedures, to purchase with the amount so received or recovered in that other currency on the date of the receipt or recovery (or, if it is not practicable to make that purchase on such date, on the first date on which it is practicable to do so). If the amount of U.S. Dollars so purchased is less than the amount of U.S. Dollars expressed to be due hereunder or under the Notes, the Company shall indemnify such Holder against any loss sustained by such Holder as a result, and in any event, such Guarantor shall indemnify such Holder against the cost of making any such purchase. These indemnities shall constitute a separate and independent obligation from the other obligations herein, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any such Holder, shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any such sum due hereunder or any judgment or order and shall survive the payment of the Notes and the termination of this Guaranty.

SECTION 10.	AMENDMENTS, WAIVERS AND CONSENTS.
(a)    This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders; provided, however, that any amendment hereof with respect to the liability of a Guarantor under this Guaranty pursuant to Section 2(b) hereof shall not require the written consent of the Guarantors or the Required Holders and shall be deemed to have been automatically consented to by the Guarantors and each Holder.
(b)    The Guarantors (or the Company) will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors (or the Company) will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 10 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

(c)    The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.
(d)    Any amendment or waiver consented to as provided in this Section 10 applies equally to all Holders and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.
(e)    Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective subsidiaries or Affiliates shall be deemed not to be outstanding.

SECTION 11.	NOTICES.
All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(1)    if to an Initial Note Purchaser or such Initial Note Purchaser’s nominee, to such Initial Note Purchaser or such Initial Note Purchaser’s nominee at the address specified for such communications in Schedule A to the Note Purchase Agreement, or at such other address as such Initial Note Purchaser or such Initial Note Purchaser’s nominee shall have specified to any Guarantor or the Company in writing,
(2)    if to any other Holder, to such Holder at such address as such Holder shall have specified to any Guarantor or the Company in writing, or

(3)    if to any Guarantor, to such Guarantor c/o the Company at its address set forth at the beginning of the Note Purchase Agreement to the attention of John T. Kuelbs, Executive Vice President, General Counsel and Secretary, or at such other address or to the attention of such other person as such Guarantor shall have specified to the Holders in writing.
Notices under this Section 11 will be deemed given only when actually received.
Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Guaranty shall be in English or accompanied by an English translation thereof.
This Guaranty has been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in any jurisdiction in respect hereof or thereof.

SECTION 12.	MISCELLANEOUS.
(a)    No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under the Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.
(b)    The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified in the Note Purchase Agreement, or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.
(c)    Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
(d)    If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.
(e)    This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid.
(f)    This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

SECTION 13.	INDEMNITY.
To the fullest extent of applicable law, each Guarantor shall indemnify and save each Holder harmless from and against any losses which may arise by virtue of any of the obligations hereby guaranteed being or becoming for any reason whatsoever in whole or in part void, voidable, contrary to law, invalid, ineffective or otherwise unenforceable by the Holder or any of them in accordance with its terms (all of the foregoing collectively, an “Indemnifiable Circumstance”). For greater certainty, these losses shall include without limitation all obligations hereby guaranteed which would have been payable by the Company but for the existence of an Indemnifiable Circumstance, net of any withholding or deduction of or on account of any Relevant Tax in accordance with Section 7 hereof; provided, however, that the extent of the Guarantor’s aggregate liability under this Section 13 shall not at any time exceed the amount (but for any Indemnifiable Circumstance) otherwise guaranteed pursuant to Section 2.
[Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of this 5th day of November, 2015.

[INSERT AS APPROPRIATE]

By:________________________
Name:_____________________
Title:______________________

Accepted and Agreed:

TELEDYNE TECHNOLOGIES INCORPORATED
By:
Name:
Title:

GUARANTY SUPPLEMENT
To the Holders of the Notes, (as hereinafter defined) of Teledyne Technologies Incorporated (the “Company”)
Ladies and Gentlemen:
WHEREAS, in order to refinance certain debt and for general corporate purposes, including acquisitions, the Company issued (a) $25,000,000 2.81% Senior Notes, Series A, due November 5, 2020 (the “Series A Notes”) and (b) $100,000,000 3.28% Senior Notes, Series B, due November 5, 2022 (the “Series B Notes”and together with the Series A Notes, collectively, the “Notes”) pursuant to that certain Note Purchase Agreement dated as of August 27, 2015 (the “Note Purchase Agreement”) between the Company and each of the purchasers named on Schedule A thereto (the “Initial Note Purchasers”).
WHEREAS, as a condition precedent to their purchase of the Notes, the Initial Note Purchasers required that certain subsidiaries of the Company enter into a Guaranty Agreement as security for the Notes (the “Guaranty”).
Pursuant to Section 9.7 of the Note Purchase Agreement, the Company has agreed to cause the undersigned, ______________, a ______________ organized under the laws of _______________ (the “Additional Guarantor”), to join in the Guaranty. In accordance with the requirements of the Guaranty, the Additional Guarantor desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty for the obligations of the Company under the Note Purchase Agreement and Notes to the extent and in the manner set forth in the Guaranty.
The undersigned is the duly elected ______________ of the Additional Guarantor, a subsidiary of the Company, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty.
Upon execution of this Guaranty Supplement, the Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.

EXHIBIT 2.2
(to Note Purchase Agreement)

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.
Dated: _________________, _____.

[NAME OF ADDITIONAL GUARANTOR]

By
Its

FORM OF OPINION OF GENERAL COUNSEL
TO THE COMPANY
The closing opinion of Melanie S. Cibik, Senior Vice President, General Counsel and Secretary of the Company, which is called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall be reasonably satisfactory in scope and form to each Purchaser and shall be to the effect that:
1.    The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to execute and perform the Note Purchase Agreement and to issue the Notes.
2.    The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
3.    The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contract of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
4.    The Subsidiary Guaranty has been duly authorized by all necessary corporate or other organizational action on the part of each Subsidiary Guarantor, has been duly executed and delivered by each Subsidiary Guarantor and constitutes the legal, valid and binding contract of each such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
5.    No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary on

EXHIBIT 4.4(a)
(to Note Purchase Agreement)

the part of the Company or any Subsidiary Guarantor in connection with the execution and delivery of the Note Purchase Agreement, the Notes or the Subsidiary Guaranty, except for such approvals, consents, or withholdings of objection, or filings, registrations or qualifications whose failure to have been obtained would not, individually or in the aggregate, have a Material Adverse Effect.
6.    Assuming a use of proceeds of the sale of the Notes in accordance with Section 5.14 of the Note Purchase Agreement, neither the issuance of the Notes nor the application of the proceeds of the sale of the Notes will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or Regulation T, U or X of the Board of Governors of the Federal Reserve System issued pursuant thereto.
7.    Based in part on the representations of the Purchasers set forth in Section 6 of the Note Purchase Agreement, the issuance, sale and delivery of the Notes and the execution and delivery of the Subsidiary Guaranty by the Subsidiary Guarantors under the circumstances contemplated by the Note Purchase Agreement and the Subsidiary Guaranty do not, under existing law, require the registration of the Notes or the Subsidiary Guaranty under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.
8.    The Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
9.    There are no actions, suits or proceedings pending or, to the knowledge of such counsel after due inquiry, threatened against the Company or any Subsidiary in any court or before any Governmental Authority which, if adversely determined, would have a Material Adverse Effect.
10.    Each Subsidiary Guarantor is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
11.    The issuance and sale of the Notes, the execution, delivery and performance by the Company of the Note Purchase Agreement, and the execution, delivery and performance by each Subsidiary Guarantor of the Subsidiary Guaranty do not violate, or conflict with, constitute a default under, or result in the creation or imposition of any Lien pursuant to, (a) the articles or certificate of incorporation or bylaws, or similar organizational or governing instrument, as the case may be, of the Company or any Subsidiary Guarantor,

E-4.4(a)-2

(b) any law or other rule or regulation of any Governmental Authority applicable to the Company or any such Subsidiary Guarantor or (c)(i) any indenture, mortgage, deed of trust, loan or credit agreement with a financial institution (other than equipment leases entered into in the ordinary course of business) having an aggregate outstanding amount of at least $5,000,000, to which the Company or any such Subsidiary Guarantor is a party, or (ii) any other agreement or other instrument known to such counsel to which the Company or any such Subsidiary Guarantor is a party, except in each case referred to in clause (b) or (c)(ii) to the extent such violation, conflict, default or Lien which results, individually or in the aggregate, would not have a Material Adverse Effect.
The successors and assigns of the Purchasers shall be entitled to rely on such opinion. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the Company and its Subsidiaries. While the Agreement, the Notes and the Subsidiary Guaranty are governed by the laws of the State of New York, in the opinion counsel may assume that all laws of the State of New York applicable to construing or enforcing the Agreement, the Notes and the Subsidiary Guaranty are identical to the laws of the Commonwealth of Pennsylvania. The opinion will be limited to the laws of the Commonwealth of Pennsylvania, the general business corporation and limited liability company law of the State of Delaware and the Federal laws of the United States.

E-4.4(a)-3

FORM OF OPINION OF SPECIAL COUNSEL
TO THE PURCHASERS

The closing opinion of Chapman and Cutler LLP special counsel to the Purchasers, called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to each Purchaser, shall be satisfactory in form and substance to each Purchaser and shall be to the effect that:
1.    The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
2.    The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
3.    The issuance, sale and delivery of the Notes and the execution and delivery of the Subsidiary Guaranty under the circumstances contemplated by the Note Purchase Agreement and the Subsidiary Guaranty do not, under existing law, require the registration of the Notes or the Subsidiary Guaranty under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

EXHIBIT 4.4(b)
(to Note Purchase Agreement)

With respect to matters of fact upon which such opinion is based, Chapman and Cutler LLP may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.
The opinion of Chapman and Cutler LLP is limited to the laws of the State of New York and the Federal laws of the United States.

E-4.4(b)-2